UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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The Children’s Place Retail Stores, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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April 21, 2014

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Wednesday, June 4, 2014 at 8:30 a.m. at 500 Plaza Drive, Secaucus, New Jersey.

At the Annual Meeting, we will ask you to (i) elect the Class II members of the Board of Directors, (ii) ratify the selection of the independent registered public accounting firm, (iii) hold an advisory vote concerning named executive officer compensation, (iv) approve an amendment to our charter to declassify the Board of Directors, (v) approve amendments to our charter to permit stockholders to remove directors with or without cause, and (vi) approve an amendment to our charter to change our name to “The Children’s Place, Inc.” We will also update you on the Company’s progress during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the Annual Meeting and provides information about the Company that you should consider when you vote your shares.

It is important that your stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we hope that you will vote on the matters to be considered. You may vote your proxy via the internet, by telephone, or by mail by signing, dating and returning your proxy card in the envelope provided.

Very truly yours,

Norman Matthews
Chairman of the Board

April 21, 2014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2014 Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. will be held at 500 Plaza Drive, Secaucus, New Jersey on Wednesday, June 4, 2014, at 8:30 a.m., for the following purposes:

1.	To elect three Class II members of the Board of Directors to serve for a three-year term;

2.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2014;

3.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers (“Say on Pay”);

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the Board of Directors and provide for the annual election of directors;

5.	To approve amendments to the Company’s Charter to permit stockholders to remove directors with or without cause, and related matters;

6.	To approve an amendment to the Company’s Charter to change our name to “The Children’s Place, Inc.”; and

7.	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on April 7, 2014 are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the Annual Meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your proxy card. You may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Bradley P. Cost
Senior Vice President, General Counsel and Secretary
The Children’s Place Retail Stores, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

(i)

(ii)

PROXY STATEMENT

The Children’s Place Retail Stores, Inc. (referred to in this Proxy Statement as “we,” “The Children’s Place” or the “Company”) is sending you this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”).

We are mailing a printed copy of this Proxy Statement, a proxy card and the 2014 Annual Report on Form 10-K of the Company to our stockholders beginning on or about April 21, 2014. The 2014 Annual Report on Form 10-K mailed with the Proxy Statement is not part of the proxy-soliciting material.

VOTING PROCEDURES

Who Can Vote

The Company has one class of voting stock outstanding: Common Stock. If you were a record owner of Common Stock on April 7, 2014, the record date for voting at the Annual Meeting, you are entitled to vote at the Annual Meeting. At the close of business on April 7, 2014, there were 22,046,940 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock has one vote.

How to Vote

You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so by mail, using the internet or by telephone. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

Voting by Proxy

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by mail, using the internet or by telephone, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether you wish to vote for or against or abstain from voting on each nominee for Class II Director, the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2014, the approval of the compensation for the Company’s named executive officers on an advisory basis (“Say on Pay”), the amendment to the Company’s Charter to declassify the Board, the amendments to the Company’s Charter to permit stockholders to remove directors with or without cause and related matters, and the amendment to the Company’s Charter to change the Company’s name.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named on the voting web site and your proxy card as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting. Attending the Annual Meeting alone will not be deemed to revoke your proxy.

•	Vote by Mail
You can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Time) on Tuesday, June 3, 2014. If you sign and return your proxy card but do not specify how to vote, we will vote your shares in favor of the ratification of the selection of the independent registered public accounting firm.

•	Vote by Internet

You can vote your shares via the internet on the voting web site, which is www.voteproxy.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on Tuesday, June 3, 2014. Our internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

•	Vote by Telephone

If you reside in the United States, Canada or Puerto Rico, you can also vote your shares by telephone by calling the toll-free number provided on the voting web site (www.voteproxy.com) and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on Tuesday, June 3, 2014. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.

Voting at the Annual Meeting

If you wish to vote at the Annual Meeting, written ballots will be available from the ushers at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by mail, using the internet or by telephone, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can follow the instructions given for changing your vote using the internet or by telephone or deliver a valid written proxy with a later date; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding Common Stock of the Company. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

Broker Non-Votes

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal (but, are counted for purposes of determining whether a quorum for the Annual Meeting exists).

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Street Name Stockholders

If you are beneficial owner whose shares are held by a broker, your broker has discretionary voting authority under New York Stock Exchange rules to vote your shares for the ratification of BDO USA, LLP, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the other matters to be voted on at the Annual Meeting without instructions from you, in which case a broker non-vote will occur. It is important that you instruct your broker on how to vote your shares.

Stockholders of Record

If you are a registered stockholder and do not vote by Internet or telephone, or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted for the ratification of BDO USA, LLP, but not on any of the other proposals.

Required Vote

Proposal 1: Election of Three Class II Directors. Each of the three nominees for Class II Director who receives at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Votes cast include votes for or against each nominee and exclude abstentions and withheld authority. This means that if you abstain from voting or withhold authority to vote for a particular nominee, your vote will not count for or against the nominee. As more fully described in “Majority Voting in Director Elections” below, any nominee in this election who does not receive a majority of the votes cast must promptly offer to tender his resignation to the Board. The Nominating and Corporate Governance Committee will then consider the resignation and make a recommendation to the Board. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will not vote your shares on this proposal. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also as discussed above, if your broker holds your shares, the broker is entitled to vote your shares in favor of this proposal.

Proposal 3: Advisory Vote on Named Executive Officer Compensation (“Say on Pay”). The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on named executive officer compensation. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will not vote your shares on this proposal. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 4: Amend the Charter to Declassify the Board of Directors. As required by Delaware law, the affirmative vote, either in person or by proxy, of a majority of the shares of our common stock outstanding on the record date is required for the approval of this proposal to amend our Charter. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will not vote your shares on this proposal. Also, as discussed above, if your broker holds shares, your broker is not entitled to vote your shares on this proposal without your instructions.

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Proposal 5: Amend the Charter to Permit Stockholders to Remove Directors With or Without Cause, and Related Matters. As required by our Charter, the affirmative vote, either in person or by proxy, of at least 75% of the shares of our common stock outstanding on the record date is required for the approval of this proposal to amend our Charter. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will not vote your shares on this proposal. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 6: Amend the Charter to Change Our Name to “The Children’s Place, Inc.” As required by Delaware law, the affirmative vote, either in person or by proxy, of a majority of the shares of our common stock outstanding on the record date is required for the approval of this proposal to amend our Charter. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will not vote your shares on this proposal. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 7: Other Matters As May Properly Come Before the Annual Meeting. For any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal, is required for adoption of the proposed resolution. This means that if you abstain from voting on a stockholder proposal, your vote will not count for or against the proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will not vote your shares on any other matter that properly comes before the Annual Meeting. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on any other matter that properly comes before the Annual Meeting.

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Confidential Voting

All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by mail, using the internet or by telephone. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if doing so is necessary to meet legal requirements.

Majority Voting in Director Elections

Under the Company’s Charter, in an uncontested election for directors (i.e., an election where there are the same number of nominees as seats on the Board up for election), directors must be elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast is defined to mean that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast “for” and “against” the election of the nominee.

If a nominee for director who is an incumbent director is not re-elected by a majority of the votes cast as set forth above, and no successor has been elected at the Annual Meeting, the Company’s Corporate Governance Guidelines require the director to promptly offer to tender his or her resignation to the Board.

The Nominating and Corporate Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation or to take other action. The Board will act on the tendered resignation, taking into account the Committee’s recommendation, and will publicly disclose its decision and rationale within 90 days from the date of certification of the election results. The Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate or relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Committee or the decision of the Board with respect to the acceptance or rejection of his or her resignation.

If a director’s resignation is accepted by the Board, or if a nominee who is not an incumbent director is not elected, then the Board in its discretion may determine either to fill such vacancy or to reduce the size of the Board.

In contested elections, where there are more nominees than seats on the Board up for election, directors are elected by a plurality vote. This means that the nominees who receive the most votes of all the votes cast for directors will be elected.

GOVERNANCE OF THE COMPANY

The Company’s Corporate Governance Commitment

The Company’s Board strongly believes that good corporate governance accompanies and greatly aids our long-term business success. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they reflect best practices and promote stockholder value.

Board Independence, Experience and Diversity

•	Strict Director Independence Standards. With the exception of Jane Elfers, the Company’s President and Chief Executive Officer (the “CEO”), the directors who will continue following the Annual Meeting are all independent directors. All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors. For more information regarding the independence standards and the Board’s determinations of independence, see “Director Independence” below.

•	Executive Sessions. The independent directors of the Board are scheduled to meet in executive session, without the CEO or other members of management present, at every regularly scheduled Board meeting. The Chairman of the Board leads these sessions. For more information regarding the role of the Chairman of the Board and the Board’s leadership structure, see “Board Leadership Structure” below.
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•	Audit Committee Independence and Financial Literacy. All members of the Audit Committee are independent directors. The Board has also determined that Louis Lipschitz, the Chair of the Audit Committee, and Kenneth Reiss, a member of the Audit Committee, are “audit committee financial experts,” as that term is defined in the rules of the Securities and Exchange Commission (the “SEC”), and that all members of the Audit Committee meet the independence and financial sophistication requirements of applicable SEC rules and regulations and the listing rules of the Nasdaq Stock Market.

•	Compensation Committee Independence and Independent Compensation Consultant. All members of the Compensation Committee are independent directors and the Committee is advised on executive compensation matters by an independent compensation consultant. The Compensation Committee, its charter and the compensation consultant meet the requirements of applicable SEC rules and regulations and the listing rules of the Nasdaq Stock Market.

•	Board Experience and Diversity. As its present directors exemplify, the Company values diverse backgrounds and experience, educational achievement, and strong ethical character.

Established Policies Guide Governance and Business Integrity

•	Charters for Board Committees. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has a committee charter developed under the leadership of its committee chair. The committee charters describe the purpose, responsibilities, structure and operations of each committee. The Audit Committee charter and the Compensation Committee charter reflect the authority and responsibilities of the committees under the corporate governance rules of the SEC and the Nasdaq Stock Market. The committee charters are available on the Company’s web site at http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations.”

•	Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues. As part of its ongoing review of best practices in corporate governance, the Board periodically updates the guidelines. The Board believes the guidelines reflect best practices. The guidelines are available on the Company’s web site at http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations.”

•	Code of Business Conduct. The Company’s Code of Business Conduct promotes the highest ethical standards in all of the Company’s business dealings. The Code of Business Conduct applies to the Company’s directors, officers (including its principal executive officer, principal financial officer and principal accounting officer) and employees. The Code of Business Conduct is available on the Company’s web site at http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations.”

Board Focused on Key Business Priorities

•	Oversight Role of Board. The Board plays a major role in overseeing the Company’s business strategy. It reviews the Company’s strategic and annual plans, conducts periodic offsite retreats with senior management, and receives detailed briefings throughout the year on critical aspects of the implementation of the strategic and annual plans. These include performance reviews, presentations regarding development initiatives and reports from specific disciplines such as finance, design, merchandising, store operations, planning and allocation, supply chain, real estate, information technology, human resources and legal.
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Direct Access to Management

•	Management Participation at Board Meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.

•	Direct Access to Management. The Board’s direct access to management continues outside the boardroom during discussions with corporate officers and other employees. Directors are invited to contact senior executives directly with questions and suggestions.

Ensuring Management Accountability

•	Performance-Based Compensation. The Company has linked the pay of its executives and managers at all levels to the Company’s performance. As described in greater detail under the heading “Executive Compensation - Compensation Discussion and Analysis” below, the Compensation Committee adheres to this pay-for-performance philosophy, and performance-based incentives (cash and equity) comprise a significant component of management’s overall compensation.

•	CEO Evaluation Process. The Board’s evaluation of the CEO is an annual process. As part of the overall evaluation process, Board members meet and speak informally with the CEO to give and seek feedback on a regular basis.

Board Practices Promote Effective Oversight

•	Board Size. Designed to maximize board effectiveness, the Corporate Governance Guidelines provide that the Board will periodically evaluate whether a larger or smaller board would be preferable based on the Company’s circumstances.

•	Directorship Limits. To devote sufficient time to properly discharge their duties, the Corporate Governance Guidelines provide that, without Board approval, (i) directors should not serve on more than five other public company boards, (ii) directors who also serve as CEOs or in equivalent positions of other companies should not serve on more than one other public company board in addition to their employer’s board and the Company’s Board, and (iii) the Company’s CEO should not serve on more than one other public company board in addition to the Company’s Board.

Continuous Improvement through Evaluation

•	Board Self-Evaluation Process. Each year, the Board evaluates its performance against criteria that it has determined are important to its success. The Board then considers the results of the evaluation and identifies steps to enhance its performance.

•	Board Committee Evaluations. Self-evaluations of the Board’s committees are also conducted annually. The results of these evaluations are reviewed with the Board, and, as necessary, enhancements are agreed for each committee.

•	Individual Director Evaluations. Complementing the Board and committee self-evaluations, the Board has also developed an individual director evaluation process. Using director effectiveness criteria selected following a review of external best practices, directors evaluate their peers and the resulting feedback is shared with individual directors. The process enables the directors to provide valuable feedback to one another and identifies areas of strength and areas of focus for enhanced effectiveness.
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The Board of Directors

The Board oversees the business, assets, affairs, performance and financial integrity of the Company. In accordance with the Company’s long-standing practice, the Board is independent, consisting of a substantial majority of outside directors. At the end of fiscal 2013, the Board had seven directors, with six independent directors and one employee director, Jane Elfers, who is the President and Chief Executive Officer of the Company. Robert Fisch, who had served as a director since 2004 and a member of the Compensation Committee of the Board since 2008, resigned from the Board on March 27, 2013. Jamie Iannone, who had served as a director and a member of the Audit Committee of the Board since 2010, resigned from the Board on January 22, 2014.

During fiscal 2013, the Board met six times, and the independent directors met regularly in executive session without Ms. Elfers present. All members of the Board attended all meetings of the Board, except that Ms. Griffith was absent for one meeting.

The Company’s Charter currently provides for a “classified” Board comprised of three classes, designated Classes I, II and III, whose members serve staggered three-year terms. Class I directors were last elected at the Company’s 2013 annual meeting of stockholders, Class II directors were last elected at the Company’s 2011 annual meeting of stockholders and Class III directors were last elected at the Company’s 2012 annual meeting of stockholders. Class II directors are to be elected at this year’s Annual Meeting and will serve for a three-year term, extending until the third succeeding annual meeting of stockholders, and in each case until their successors are duly elected and qualified. The Company has proposed that the stockholders vote to declassify the Board. See Proposal 4 for a description of the impact of this proposal on the Board if adopted and approved by our stockholders.

Board Nominees

The Company’s Corporate Governance Guidelines outline the characteristics expected of all directors, including independence, integrity, high personal and professional ethics, sound business judgment and the ability and willingness to commit sufficient time to the Board. The Nominating and Corporate Governance Committee annually reviews the individual skills and characteristics of the directors, as well as the composition of the Board as a whole. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of our business and takes into account many factors, including a general understanding of retailing, apparel, marketing, finance and other disciplines relevant to the success of a publicly traded specialty apparel retailer in today’s business environment, educational and professional background, personal accomplishment, gender, age and ethnic diversity. The Nominating and Corporate Governance Committee, however, does not base its nomination of a candidate solely on these factors. The Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. Each nominee and continuing director set forth below satisfies the above criteria. Each nominee and continuing director has served in a senior executive position in a large, complex organization and has gained experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development. This variety and depth of experience enables the nominees to understand the Company’s business and to make significant contributions to the deliberations of the Board.

Biographical information, membership on the Board’s standing committees, and memberships on other boards of directors of public companies of each director nominee for election at this year’s Annual Meeting are set forth below. Dr. Alutto has been a director since 2008 and Mr. Gromek has been a director since 2011. Ms. Sobbott is a nominee for election to the Board.

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Joseph Alutto, 72 Independent Class II Director since 2008	Dr. Alutto currently serves as the Chair of our Nominating and Corporate Governance Committee and as a member of the Audit Committee. From July 2013 to present, Dr. Alutto has served as interim President of The Ohio State University. Prior to that, since October 2007, Dr. Alutto served as the Executive Vice President and Provost of The Ohio State University. Dr. Alutto also served as the institution’s interim President from July 2007 through September 2007. Prior to these positions, Dr. Alutto served as the Dean of the Max M. Fischer College of Business at The Ohio State University for 16 years.

Dr. Alutto’s experience in senior leadership positions with an institution such as The Ohio State University brings to the Company an in-depth understanding of organizations, operations, processes, strategy, risk management and talent management.

Public Company Directorships: M/I Homes, Inc. (2005 - current), Nationwide Financial Services, Inc. (2002-2008) and United Retail Group, Inc. (1992-2007).

Joseph Gromek, 67 Independent Class II Director since 2011	Mr. Gromek currently serves as the Chair of our Compensation Committee. Until his retirement in February 2012, Mr. Gromek served as President and Chief Executive Officer of The Warnaco Group, Inc. (“Warnaco”) since April 2003 and as a member of Warnaco’s Board of Directors. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc. Over the last 30 years, Mr. Gromek has held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and Ann Taylor Stores, Inc. Mr. Gromek is the Chair of the Board of Trustees of The New School, serves on the Boards of Directors of Ronald McDonald House, Stanley M. Proctor Company and J. McLaughlin Clothing, as a member of the Board of Governors of Parsons The New School for Design, and as a member of the Boards of Trustees of St. Peter’s University and the Trevor Day School.

Mr. Gromek provides the Company with his significant experience as a Chief Executive Officer and a senior executive in the apparel and retail industries, expert in the management and operation of global businesses.

Public Company Directorships: Wolverine World Wide, Inc. (2008 – current), Tumi Holdings, Inc. (2012 – current) (Chairman of the Board since December 2013), Guess?, Inc. (2014 – current) and The Warnaco Group, Inc. (2003 – 2012).

Susan Sobbott, 49 Nominee for Election as an Independent Class II Director	Ms. Sobbott is the President of Global Corporate Payments, a multi-billion dollar global division of the American Express Company serving the payment needs of mid-sized and large companies. From 2004 to early 2014, she was President and General Manager of American Express OPEN, a multi-billion dollar business unit within American
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Express Company. Since 2009, Ms. Sobbott has also served as a member of the Business Operating Committee, a group of senior leaders at American Express Company working with the Chief Executive Officer to develop strategic direction. Ms. Sobbott has held various executive positions of increasing responsibility since joining American Express Company in 1990.

Ms. Sobbott brings to the Company leadership experience in developing and executing business strategies in such areas as new product innovation, business development, customer service and relationship management.

Continuing Directors

The following table sets forth certain information with respect to the Class I and Class III Directors, whose term of office continues beyond the Annual Meeting. Each of our continuing directors possesses strong experience and educational and professional background in areas relevant to the strategy and operations of our business. Each has complementary skills in areas such as strategic and financial planning, financial reporting, corporate governance and leadership development which enable our continuing directors to make significant contributions to our Board.

Jane Elfers, 53 Class I Director since 2010	Ms. Elfers has served as our President and Chief Executive Officer since January 2010. Ms. Elfers formerly served as President and Chief Executive Officer of Lord & Taylor Department Stores from May 2000 to September 2008. Ms. Elfers has 28 years of experience as an apparel retail executive, having begun her career with Macy’s. She is a graduate of Bucknell University where she received a degree in Business Administration and where she serves on the Board of Trustees.

Ms. Elfers has had an extensive career in the apparel and retailing industries and brings to the Company significant leadership skills, a depth of experience as a chief executive officer, and a talent for assembling and managing industry-class executive teams, and setting a strategic vision and pathway for building a successful brand. At the Company, Ms. Elfers has formulated a strategic growth plan focused on talent, product, brand, geographic expansion and operational excellence.

Susan Patricia Griffith, 49 Independent Class I Director since 2012	Ms. Griffith currently serves as a member of our Compensation Committee. She is the Claims Group President of The Progressive Corporation where Ms. Griffith has responsibility for the direct management of the insurance claims organization, overseeing over 12,000 employees across the United States. Ms. Griffith joined Progressive in 1988 and held positions of increasing responsibility, including six years as Chief Human Resources Officer, prior to her appointment in 2008 as Claims Group President.
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Ms. Griffith provides the Company with years of experience in areas that are particularly relevant to the retail industry, including the management of a large, complex organization, customer service, and human resource management.

Louis Lipschitz, 69 Independent Class I Director since 2008	Mr. Lipschitz currently serves as the Chair of our Audit Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Lipschitz served as the Executive Vice President and Chief Financial Officer of Toys “R” Us, Inc. from 1996 until his retirement in 2004.
Mr. Lipschitz brings to the Company years of experience as a senior retail finance and accounting executive with extensive business and financial expertise, qualifying him as an “audit committee financial expert” under applicable SEC rules.

Public Company Directorships: Majesco Entertainment Company (2004–current), New York & Company, Inc. (2005-2013), Forward Industries, Inc. (2005–2012) and Finlay Enterprises, Inc. (2008-2009).

Norman Matthews, 81 Independent Class III Director since 2009	Mr. Matthews currently serves as our Chairman of the Board and as a member of our Compensation Committee and Nominating and Corporate Governance Committee. Mr. Matthews served as President of Federated Department Stores until his retirement in 1988. He joined Federated Department Stores in 1978 as Chairman–Gold Circle Stores Division. He was promoted to Executive Vice President of Federated Department Stores in 1982, to Vice Chairman in 1984 and to President in 1987. Prior to joining Federated Department Stores, Mr. Matthews served as Senior Vice President, General Merchandise Manager for E.J. Korvette, and as Senior Vice President, Marketing and Corporate Development for Broyhill Furniture Industries. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange. Mr. Matthews received an MBA from the Harvard University Graduate Business School.

Mr. Matthews possesses an extensive knowledge of the apparel and retail industries and corporate governance practices from his years as a senior executive and a member of the boards of directors of several public companies. Mr. Matthews’ experience provides him with an understanding of corporate governance processes and trends, and the complex oversight responsibilities associated with the role of the chairman of a public company.

Public Company Directorships: Henry Schein, Inc. (2002-current), Spectrum Brands (2010-current), Duff & Phelps Corporation (2012 - current), The Progressive Corporation (1981-2012), Federated Department Stores (1982-1988), Finlay Enterprises (1994-2007), Toys “R” Us, Inc. (1995-2006) and Sunoco, Inc. (1997-2007).
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Kenneth Reiss, 71 Independent Class III Director since 2012	Prior to his retirement in June 2003, Mr. Reiss was a partner at the accounting firm of Ernst & Young, L.L.P. since 1977, where he served as the lead external auditor for several publicly traded companies, including Toys “R” Us, Inc., Staples, Inc., Phillips-Van Heusen, Inc. and Kenneth Cole Productions, Inc. At Ernst & Young, L.L.P., Mr. Reiss served as the Managing Partner of Audit for the New York office, the Director of the Audit Practice for the Retail and Consumer Products Industry, and the Chair of the Audit Practice Service Delivery Committee. As noted below, Mr. Reiss serves on the Boards of Directors of The Wet Seal, Inc. and Harman International Industries, Inc., and serves as the Chairman of the Audit Committees at those companies. Mr. Reiss received an MBA from the Rutgers University School of Business.

Mr. Reiss provides significant experience and expertise in accounting, auditing and risk management in the retail industry, and like Mr. Lipschitz, Mr. Reiss qualifies as an “audit committee financial expert” under applicable SEC rules.

Public Company Directorships: The Wet Seal, Inc. (2005 – current), Harmon International Industries, Inc. (2008 – current), Eddie Bauer Holdings, Inc. (2005-2009) and Guitar Center, Inc. (2003-2007).

Director Independence

All of the members of our Board (other than Ms. Elfers) are non-management Directors who meet the criteria for director independence of the listing standards of The NASDAQ Stock Market. All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

The Company’s Corporate Governance Guidelines provide that the Board intends that, except during periods of temporary vacancies, a substantial majority of our directors will be independent. The Board has determined that an independent director is one who the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is considered independent under the listing standards of The Nasdaq Stock Market and under the rules and regulations promulgated by the SEC. The Board will also consider all other relevant factors and circumstances bearing on independence.

Each year each Director (and any Director-nominee) completes and submits to the Company a questionnaire which, among other purposes, is used by the Nominating and Corporate Governance Committee to help evaluate whether the Director has any material relationship with us (whether directly or as a partner, stockholder, or officer of an organization that has a relationship with us), including any material relationship with our affiliates or management, pertinent to determining the Director’s independence. With the assistance of the Nominating and Corporate Governance Committee, our Board made a determination that our Directors (other than Ms. Elfers) are independent within the meaning of the listing standards of The Nasdaq Stock Market, and with respect to the members of the Audit Committee, the provisions of applicable SEC rules and regulations, and with respect to the members of the Compensation Committee, the provisions of applicable SEC rules and regulations.

Board Leadership Structure

The Board selects the Company’s CEO and Chairman of the Board in the manner that it determines to be in the best interests of the Company’s stockholders. The Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s stockholders at this time. This structure ensures a

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greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on strategic matters and the management of the Company’s day-to-day operations.

The Board does not have a policy as to whether the Chairman of the Board should be an independent director, an affiliated director, or a member of management. The Company’s Corporate Governance Guidelines provide that when the Chairman is an affiliated director or a member of Company management, the independent directors shall and otherwise may, from time to time, select an independent director to act as the Lead Independent Director of the Board, with responsibility for coordinating the activities of the other independent directors and for performing the duties specified in these guidelines, including but not limited to (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, (ii) serving as liaison between the Chairman and the independent directors, (iii) approving information sent to the Board, (iv) approving meeting agendas for the Board, and (v) approving meeting schedules to assure that there is sufficient time for discussion, and such other duties as are assigned from time to time by the Board.

Board Role in Risk Oversight

The Company faces a variety of risks, including strategic, operational, financial and compliance risks. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.

Management performs an annual risk assessment to identify and prioritize the major risks to the Company and to develop mitigation strategies or ensure that mitigation strategies are in place to address identified risks, and periodically reports to the Board on their status. The Board reaches conclusions regarding the adequacy of the Company’s risk management processes based upon the briefings provided by management and advisors as well as upon periodic reports the Board receives from the Audit Committee regarding the Audit Committee’s assessment of financial statement reporting risk and from the Compensation Committee regarding the Compensation Committee’s assessment of the risk, if any, arising from the Company’s compensation policies and practices. In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Consideration of Board Nominees

The Nominating and Corporate Governance Committee acts on behalf of the Board to recruit, consider the qualifications of and recommend to the Board nominees for election as directors by the stockholders and candidates to be elected by the Board to fill vacancies on the Board. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders and will have a policy that there will be no differences in the manner in which it evaluates nominees recommended by stockholders and nominees recommended by the Nominating and Corporate Governance Committee or Company management. Stockholders wishing to suggest director candidates should submit their suggestions in writing to the attention of the Secretary of the Company, providing the candidate’s name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of Company stock. A stockholder wishing to formally nominate a candidate must do so by following the procedures described in our Bylaws which are available from the Secretary of the Company.

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Communications to the Board of Directors

Stockholders and other interested parties may communicate directly with the Company’s independent directors by sending an e-mail to childrensplaceboard@childrensplace.com or by writing to Board of Directors, c/o Secretary, The Children’s Place Retail Stores, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094. Stockholders and other interested parties may also communicate with committee chairs by writing to them at the above mailing address, in care of the Secretary. The sender should specify in each communication the applicable addressee or addressees to be contacted. We will initially review communications before forwarding them to the addressee. Our Secretary generally will not forward to the directors a stockholder communication that relates to an improper or irrelevant topic, that requests information about the Company that is generally available (which will instead be forwarded to our Investor Relations Department) or that is unrelated to the stockholder’s ownership of our stock.

Concerns about accounting, internal controls over financial reporting, auditing matters or possible violations of the Company’s Code of Business Conduct are to be reported pursuant to the procedures outlined in our Code of Business Conduct, which is available on our website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations.”

Director Attendance at Annual Meetings

It is the Company’s policy that all members of the Board should attend the Company’s annual meeting of stockholders, unless extraordinary circumstances prevent a director’s attendance. All continuing Directors of the Company attended the 2013 annual meeting of stockholders.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for each committee are available on our website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations.” The members of these committees and a summary of the responsibilities of these committees are set forth below.

Committee Membership (* indicates Chair)

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Louis Lipschitz*	Joseph Gromek*	Joseph Alutto*
Joseph Alutto	Susan Patricia Griffith	Louis Lipschitz
Kenneth Reiss	Norman Matthews	Norman Matthews

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, monitors the preparation and integrity of our financial statements, our other financial reports and our overall disclosure practices, the soundness of our system of internal financial controls and our compliance with good accounting practices, and the appointment, qualifications, independence and performance of our independent registered public accounting firm. Additionally, the Audit Committee has oversight responsibility for the performance of our internal audit function and compliance with related legal and regulatory requirements. The Board has determined that all members of the Audit Committee are “independent,” as required by the Exchange Act and the listing standards of The Nasdaq Stock Market and meet the “financial sophistication” requirement within the meaning of The Nasdaq Stock Market rules, and has also determined that Messrs. Lipschitz and Reiss qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met 10 times during fiscal 2013. The Audit Committee also met separately on four occasions in executive session with the Company’s independent registered public accounting firm, head of

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Internal Audit and other members of management. All members of the Audit Committee attended all meetings of the Committee.

Compensation Committee

The Compensation Committee has been charged with the responsibilities of our Board relating to compensation of our executive officers. The Compensation Committee reviews and recommends to the Board our CEO’s compensation, and with the input from senior management, reviews and approves the compensation of our executive officers. The Compensation Committee establishes our management compensation policies and reviews and recommends to the Board the terms of the Company’s incentive compensation plans and programs. The Compensation Committee oversees the implementation of these plans and programs, including the granting of equity awards, to ensure alignment with the Company’s strategy and performance and determines all aspects of the compensation of our executive officers. In addition, the Compensation Committee makes recommendations to the Board regarding the compensation of Directors. For more information on the role played by the Compensation Committee in setting the compensation of our executives, see the Compensation Committee’s written charter, a copy of which is available on the Company’s website, http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations,” and “Executive Compensation - Compensation Discussion and Analysis” below. The Compensation Committee met five times during fiscal 2013. All members of the Compensation Committee attended all meetings of the Committee, except that Ms. Griffith was absent for one meeting.

All members of the Compensation Committee are independent Directors. In arriving at this conclusion, the Board considered, among other factors, the listing rules of the Nasdaq Stock Market, the fact that the Company does not pay any compensatory consideration to Compensation Committee members other than fees in their capacities as Directors and Committee members, and that Compensation Committee members are not affiliated with the Company or members of its management in any way other than membership on the Compensation Committee.

The Compensation Committee retains the services of outside independent compensation consultants to provide it with objective, third party recommendations and advice on the appropriateness of the Company’s compensation of the CEO, other executive officers and Directors. The Compensation Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise it with respect to such matters, the design and implementation of executive compensation plans and programs, and such other matters as the Compensation Committee may direct. At the Compensation Committee’s request, Semler Brossy also provides the Compensation Committee with benchmarking data concerning the compensation paid to officers and directors by companies in the Company’s Peer Group and the retail industry. Semler Brossy works directly with the Compensation Committee and its Chair, and meets with the Committee in executive session. Semler Brossy does not provide any other services to the Company. The Compensation Committee has determined that Semler Brossy does not have any conflict of interest in its dealings with the Compensation Committee (or the Company). The Compensation Committee made this determination, in part, by reviewing and considering the factors set out by the applicable SEC rules and regulations covering independence, conflicts of interest and compensation advisors. Prior to retaining Semler Brossy, during fiscal 2013, the Compensation Committee retained Towers Watson & Co. (“Towers Watson”) as its independent compensation consultant. Towers Watson performed much the same services for the Compensation Committee as described above.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer of the Company, none was an employee of the Company during fiscal 2013, and none had any relationship with the Company or any of its subsidiaries during fiscal 2013 that would be required to be disclosed as a transaction with a related person. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or the Compensation Committee.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends nominees for the Board and develops and implements formal Board self-evaluation procedures. It also makes recommendations to the Board regarding Board and committee structure and corporate governance. In the event of an uncontested election, the Nominating and Corporate Governance Committee also must assess the appropriateness of accepting the resignation of a nominee of the Board for election as a director who is in office as a director and does not receive a majority of the votes cast by the stockholders in respect of his or her election. All members of the Nominating and Corporate Governance Committee are independent directors. The Nominating and Corporate Committee met three times during fiscal 2013. All members of the Nominating and Corporate Governance Committee attended all meetings of the Committee.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has authority to appoint, discharge and replace our independent registered public accounting firm, and is directly responsible for the oversight of the scope of its audit work and the determination of its compensation.

As stated in the Audit Committee’s written charter, a copy of which is available on the Company’s website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations,” the Audit Committee’s responsibility is one of oversight. It is the responsibility of our management to establish and maintain a system of internal control over financial reporting and to prepare financial statements of the Company and its subsidiaries in accordance with generally accepted accounting principles and to prepare other financial reports and disclosures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and to issue a report thereon. The Audit Committee does not provide any expert or other special assurance as to our financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee has, among other things, reviewed and discussed with management our audited consolidated financial statements for fiscal 2013, met and held discussions with management and with our independent registered public accounting firm and the head of our internal audit function (both with and without management present) regarding the fair and complete presentation of our financial results and discussed the significant accounting policies applied in our financial statements as well as alternative treatments. The Audit Committee also reviewed and discussed with management, the head of our internal audit function and our independent registered public accounting firm the reports required by Section 404 of the Sarbanes Oxley Act of 2002, namely, management’s annual assessment of our internal control over financial reporting and our independent registered public accounting firm’s attestation report thereon. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited consolidated financial statements for fiscal 2013 be included in our Annual Report on Form 10-K for such fiscal year for filing with the SEC.

The foregoing Audit Committee report has been submitted by the members of the Audit Committee: Louis Lipschitz (Chair), Joseph Alutto and Kenneth Reiss.

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EXECUTIVE OFFICERS

Set forth below are the names, ages and titles of our executive officers as of April 7, 2014:

NAME	AGE	POSITION
Jane Elfers	53	Chief Executive Officer and President, Director
Michael Scarpa	58	Chief Operating Officer and Chief Financial Officer
Natalie Levy	49	Chief Merchandising Officer
Bradley Cost	60	Senior Vice President, General Counsel, and Secretary
Kevin Low	42	Senior Vice President, Store Operations
Jason McAndrew	41	Chief Transformation Officer
Lawrence McClure	65	Senior Vice President, Human Resources
Gregory Poole	52	Senior Vice President, Global Sourcing

The biography of Ms. Elfers is set forth above under the heading “Governance of the Company – Board Nominees.”

Michael Scarpa joined the Company in November 2012. Mr. Scarpa has more than 30 years of financial and operational management experience. Most recently, he was Chief Operating Officer and Chief Financial Officer of The Talbots, Inc. with responsibility for finance, treasury, planning and allocation, supply chain, information technology and corporate strategy. Previously, Mr. Scarpa spent 25 years with Liz Claiborne, Inc. where he held positions of increasing responsibility, culminating in his appointment as Chief Operating Officer. He began his career in financial positions with Maidenform, Inc. and Krementz and Company. Mr. Scarpa earned his BS and MBA degrees from Rutgers University, and is a CPA.

Natalie Levy joined the Company in April 2010. Ms. Levy began her career with Macy’s and also held a series of merchandising positions with Mervyn’s and Caldor. She joined Lord & Taylor in 1999 where she spent seven years and last held the position of Senior Vice President/GMM for Proprietary Brands with responsibility for all apparel, shoes, handbags, accessories and gifts. Ms. Levy is a graduate of Simmons College with a degree in Retail Management.

Bradley Cost joined the Company in December 2010. Prior to joining us, Mr. Cost had been a partner with Bachelder Law LLP since September 2006, where he specialized in corporate governance, securities and senior executive compensation matters. Prior to that, Mr. Cost was a partner in private practice in New York City for over 20 years representing numerous public and private companies in securities, mergers & acquisitions and corporate matters. He earned his undergraduate degree from Georgetown University, and law and graduate business degrees from Northwestern University.

Kevin Low joined the Company in September 2011. Mr. Low has more than 20 years of retail field operations experience. Prior to joining us, Mr. Low spent 15 years with GAP, Inc. culminating in his appointment as Vice President of U.S. stores where he was responsible for in-store operations for seven U.S. regions. During his tenure at GAP, Inc., Mr. Low held positions of increasing responsibility as a manager of stores, District Manager, Regional Manager and Zone Vice President.

Jason McAndrew joined the Company in April 2012. Mr. McAndrew has more than 20 years of retail experience. Prior to joining us, Mr. McAndrew spent six years with Ann Inc., culminating in his appointment as Senior Vice President, Corporate Inventory Optimization. Prior to that, Mr. McAndrew spent over 11 years with GAP, Inc. where he held positions of increasing responsibility in the areas of merchandise and store planning, and distribution.

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Lawrence McClure joined the Company in March 2010. Prior to joining us, Mr. McClure served as Senior Vice President of Human Resources at Liz Claiborne Inc. for over eight years where he helped establish a global human resources presence within a diverse set of brands. Prior to that, he held senior human resources leadership roles with The Dexter Corporation, Aetna, and United Technologies. Mr. McClure has a BA and MA from Trinity College.

Gregory Poole joined the Company in September 2012. Mr. Poole has more than 25 years of global sourcing and supply chain leadership experience. Most recently, he spent four years with The Talbots, Inc. where he served as Executive Vice President, Chief Supply Chain Officer, and was responsible for product development, global sourcing, global logistics, distribution, quality assurances, social compliance and technical design, and prior to that, Ann Taylor Stores, where he served as Senior Vice President, Chief Procurement Officer. Mr. Poole spent over 12 years with Gap Inc., where he held several senior level sourcing positions, culminating in his role as Senior Vice President, Sourcing & Vendor Development. Prior to Gap Inc., Mr. Poole served in sourcing and manufacturing roles of increasing responsibility for Esprit de Corp., The North Face, Inc., American Marketing Works, Inc., and Body Glove, Inc. He has a degree in Engineering from the Auckland Technical Institute.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis describes our executive compensation programs and policies applicable to our NEO’s: Jane Elfers, President and Chief Executive Officer, Michael Scarpa, Chief Operating Officer and Chief Financial Officer, Natalie Levy, Chief Merchandising Officer, Gregory Poole, Senior Vice President, Global Sourcing and Jason McAndrew, Chief Transformation Officer. This CD&A also describes the important Compensation Committee decisions made in fiscal 2013 and early fiscal 2014 to address executive compensation matters and the design of our long-term incentive plan.

EXECUTIVE SUMMARY

2013 Say-On-Pay Vote and Resulting Stockholder Outreach

At our 2013 Annual Meeting, our stockholders voted against the Company’s “say-on-pay” resolution. We recognize and acknowledge the need to achieve strong stockholder support for our executive compensation and corporate governance practices. As a result of that vote, the focus of our Compensation Committee has been to understand and address the concerns expressed by our stockholders.

As a first step, our Compensation Committee, working with a new independent compensation consultant, Semler Brossy, undertook a comprehensive review of our executive compensation plans and practices. In parallel, the Chair of our Compensation Committee conducted a series of stockholder outreach sessions in which he met or spoke with institutional stockholders holding a significant percentage of our common stock. In conducting the review and outreach, we were also mindful of the views expressed by the major proxy advisory firms that the Chair of our Compensation Committee also included in his outreach.

Key Compensation Issues Identified by Our Stockholders

➢	CEO compensation level, type and alignment:
●	Above Peer Group median compensation in 2012 coupled with below median total stockholder return (TSR) performance.
●	Over-weight of time-based equity awards in 2012.
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➢	Long-term incentive plan design:
●	Use of the same performance metric as the annual bonus plan.
●	Lack of a true 3-year performance period as a result of the use of annual “banking” feature.

➢	Stock ownership guidelines:
●	Raise the CEO stock ownership guideline and extend the guideline to all senior executives.

Actions Taken by the Compensation Committee to Address the Issues Identified

CHANGES TO CEO COMPENSATION

➢	Reduced level of compensation - CEO compensation in fiscal 2013 decreased significantly:
●	62% reduction in CEO total compensation, at target, compared to fiscal 2012, including a 71% reduction in total equity opportunity, at target.

➢	Increased performance-based compensation - CEO compensation in fiscal 2013 was predominantly performance-based:
●	82% of CEO total compensation, at target, was performance-based in fiscal 2013 (compared to 36% in fiscal 2012).
●	100% of CEO equity opportunity was performance-based.
▪	No time-vesting equity was awarded to our CEO in fiscal 2013 and none will be awarded in fiscal 2014.
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➢	Improved alignment - CEO compensation in fiscal 2013 was aligned with our performance, our Peer Group’s CEOs and our other NEOs:
●	Our stock price increased almost 30% during calendar year 2013, but as a result of a market downturn in January 2014, our stock price increased 6% during fiscal year ended February 1, 2014.
●	Our 1-year TSR was in the 48th percentile, an increase of 20 percentile points over fiscal 2012, even though our 3-year and 5-year TSR levels relative to our Peer Group have declined.
●	CEO compensation was in-line with our Peer Group’s CEOs and our other NEOs as illustrated below:

Fiscal Year	CEO’s 2013 target total compensation compared to 2012 median target CEO total compensation of Peer Group
2013	0.84x (35th percentile1)
2012	2.18x (100th percentile)

1 Based on 2012 Peer Group CEO compensation data.

Fiscal Year	CEO’s target total compensation compared to the average target total compensation of our other NEOs	CEO’s target total compensation compared to the next highest NEO target total compensation
2013	1.82x	1.66x
2012	9.04x	6.66x

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CHANGES TO LONG-TERM INCENTIVE PLAN DESIGN

➢	Introduced 3-year performance metrics that are different from the metric used in our annual bonus plan:
●	LTIP metrics: adjusted earnings per share (EPS) over a 3-year performance period, with the number of shares earned subject to modification (up or down) based on our 3-year TSR relative to the 3-year TSR of our Peer Group.
●	Annual Bonus metric: adjusted operating income.

➢	Eliminated the annual “banking” provision from the 3-year performance period.

These changes will be applicable to our CEO following the 2014 performance-based stock award provided for in her employment agreement.

ENHANCEMENTS TO STOCK OWNERSHIP GUIDELINES

➢	Raised the CEO’s existing stock ownership guideline and instituted a new stock ownership guideline for senior executives:
●	CEO guideline raised from 3x to 5x annual base salary.
●	Senior executive (including our other NEOs) guideline instituted at 3x annual base salary (executives will have 5 years to achieve the required ownership level).
●	Continued independent director guideline at 3x annual cash retainer.
➢	Instituted a holding requirement for our CEO and other senior executives (including our other NEOs):
●	Until the applicable ownership guideline is met, executives must hold 2/3rds of the after-tax value of shares received upon vesting of equity awards.

Fiscal 2013 Performance – Measured by Financial Results, Increase in Market Share, Creation of Stockholder Value, and Progress on Growth Initiatives

In fiscal 2013, we achieved solid financial results, increased market share, created stockholder value and furthered our growth initiatives, all in the face of a relatively weak economy, an intensely competitive retail environment, and weather patterns which adversely affected sales and margins. We successfully managed in this difficult environment by a strong focus on design and merchandising activities that resulted in trend-right product assortments that resonated with our customers, diligent expense control, and disciplined inventory management.

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Achievement of Financial Results

➢	Achieved a 15% increase in adjusted EPS during Q2-Q4 of fiscal 2013 compared to the same period in fiscal 2012, reversing the significant negative impact of weather during Q1 2013:

Adjusted EPS
Fiscal Period	2013	2012	% Change
Q1	$0.83	$1.14	-27%
Q2-Q4	$2.43	$2.11	+15%

➢	Generated cash from operations of over $170 million and ended the fiscal year with no debt on the balance sheet, permitting the Company to:

●	Repurchase approximately $66 million of shares of our common stock in fiscal 2013, resulting in the Company’s purchase of over $405 million of shares of our common stock during the past 5 fiscal years.

Increase in Market Share

➢	Increased market share despite a declining birth rate in the United States and a significant increase in store count by competitors:

Year	Birth Rate (in millions)[1]	Competitive Specialty Store Count[2]	TCP Market Share (%)[3]
2008	4.25	2,114	3.9%
2009	4.13	2,290	4.1
2010	4.01	2,443	4.4
2011	3.96	2,592	5.6
2012	3.95[4]	2,818	5.8
2013	3.95[4]	3,014	5.9

1      Birth rate data from the U.S. Fertility Forecast published by Demographic Intelligence.

2      Consists of Carter’s Osh Kosh, Justice, Gymboree, Janie & Jack, Crazy8, and PS by Aeropostale stores (data derived from Annual Reports on Form 10-K). Does not include approximately 950 stores opened by Target, Old Navy, Kohl’s and Walmart during the period. Data is derived from Annual Reports on Form 10-K filed with the SEC.

3      Market share data from NPD Group. 2008-2010 measured children ages 0-14. 2011-2013 measured children ages 0-10.

4      Estimated.

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Creation of Stockholder Value

In addition to our stock repurchase program in fiscal 2013, which is continuing in fiscal 2014 with the announcement of a new $100 million program, we commenced the payment of quarterly cash dividends in fiscal 2014. Further, our stock price has performed well over the past 5 years, increasing during 180% over that period.

Progress on Growth Initiatives

The Company’s strategic vision, which was set by our CEO when she arrived at The Children’s Place, is to effect a company-wide, multi-year transformation from a low-growth, North American store-based specialty children’s apparel retailer to the premier global, omni-channel children’s apparel brand.

Significant progress was made in fiscal 2013 in achieving this vision by a sharp focus on our four key strategic and operational initiatives:

●	Product focus
●	Global growth through channel expansion
●	Business transformation through technology
●	Optimization of our store fleet
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Product Focus

Product is and will always be our number one focus. We have significantly upgraded the look and feel of our product and our product resonates with our customers. We have differentiated our big kids and baby assortments with a focus on keeping kids in our brand longer. In addition, in 2013, we completed our multi-year transition in our outlet channel from a “clearance” model to one where more than 80% of product sold in our outlet stores is made exclusively for our outlets channel. This has resulted in a significant increase in margin in this channel.

Global Growth Through Channel Expansion

➢	E-commerce Growth: E-commerce is at the center of our omni-channel initiatives. We believe we have significant opportunity to leverage this channel to not only drive e-commerce sales, but to enhance our sales and profitability in our store fleet, as well as to enhance our brand recognition throughout the world.

●	E-commerce sales increased over 16% fiscal year-over-fiscal year, and have grown at a 25% compound annual growth rate (CAGR) over the past 5 years.

●	We now ship our e-commerce orders to over 100 countries worldwide.

●	We launched a state-of-the-art e-commerce platform in the United States in February 2014.

➢	International Expansion: Launched in 2012, we expanded our international franchise operations in 2013.

●	35 stores open at fiscal 2013 year-end, with an additional 40 stores planned in fiscal 2014.

●	Discussions are underway with potential partners in India, Central and South America, and Southeast Asia.

➢	Wholesale Business:

●	Fiscal 2013 sales more than doubled from the start-up in fiscal 2012.

●	Strong interest, including from non-U.S. customers.

Business Transformation Through Technology

2013 marked the second year of our five-year company-wide technology and systems transformation designed to operate, track and support our global operations and omni-channel transformation. This initiative will fundamentally transform our interactions with our customers, and our planning, allocation, global sourcing and logistics, distribution and finance functions. Milestones achieved include:

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➢	Creation of a business transformation office staffed by exceptional and seasoned executive talent dedicated to our technology initiative.

➢	Launch of a state-of-the-art e-commerce platform in the United States in February 2014, including innovative and upgraded mobile capability.

➢	Launch of a new enterprise resource planning (ERP) system, starting in 2013 with finance and continuing in 2014 with core merchandising and pricing modules.

➢	Enhancement of customer relationship management (CRM) capabilities with a focus on customer segmentation to enhance acquisition and retention strategies.

Optimization of Our Store Fleet

The dynamics of retail are rapidly evolving, so we continually evaluate each channel within our portfolio. In 2013, we initiated a detailed review of each of our over 1,100 doors in our North American store channel. As a result of this review we:

➢	Introduced new and higher hurdle rates to test new and existing store productivity and profitability.

➢	Identified market opportunities resulting in 35 planned store openings in fiscal 2014.

➢	Identified profitability enhancement opportunities through the closure of 125 underperforming stores through 2016, including 41 in 2013.

Overlaying all of our initiatives is executive talent. Over the last three years, we have assembled what we believe to be a world-class management team, with each member bringing deep experience to their respective positions. In 2013, we further strengthened our executive team by:

➢	Key appointments in the areas of Technology, International, Distribution & Logistics, and Design.

Effective Corporate Governance Reinforces Our Compensation Plans and Policies

Our approach to executive compensation features many “best practices” that support the needs of our business, drive performance and align our executive team’s interest with our stockholders’ interests.

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WHAT WE DO

✓	Pay for performance – A significant percentage of our management’s total compensation is “at risk”, connected to actual performance. In fiscal 2013, 82% of our CEO’s total compensation, at target, was performance-based.
✓	Link incentive compensation to key drivers of stockholder value – Our Compensation Committee believes that operating income and EPS are directly related to the creation of stockholder value. Use of a relative TSR modifier in the long-term incentive plan further bolsters the link between pay and performance.

✓

Require meaningful stock ownership. The stock ownership guideline for our CEO was increased from 3x to 5x annual base salary, and a stock ownership guideline was instituted for our other senior executives, including our other NEOs (3x annual base salary).

✓

Provide for the “clawback” of incentive compensation – Both our annual bonus plan and long-term incentive plan provide for the recovery of incentive compensation in the event of certain occurrences, including the restatement of financial statements.

✓	Offer limited perquisites – We provide modest perquisites to our executives, including our CEO and our other NEOs.
✓

Mitigate undue risk – We have caps on potential bonus payments and on the number of performance shares which may be earned, a “clawback” policy on incentive compensation, and active oversight and risk management systems, including related to compensation risk.

✓

Engage an independent compensation consulting firm – The Compensation Committee retains Semler Brossy as its compensation consultant to provide independent, third-party advice on executive compensation, including advice on the design of our executive compensation program for fiscal 2014. Semler Brossy does not provide any other services to the Company.

✓	Conduct an annual peer group review – The Compensation Committee, with the advice of its independent compensation consultant, reviews and reconstitutes, as necessary, our Peer Group on an annual basis.

WHAT WE DON’T DO

X	Gross up “golden parachute” excise taxes upon a change in control.
X	Gross up taxes on perquisites or benefits, except standard relocation expenses.
X	Permit hedging or pledging of our common stock.
X	Provide special or supplemental retirement benefits to any executive.
X	Allow repricing of equity awards without stockholder approval.
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2013 Operating Plan and Performance Targets

As reported in our 2013 first quarter Form 10-Q and subsequent periodic filings with the SEC, unseasonably cold weather conditions across the United States had a significant adverse effect on our results during our first fiscal quarter (February – April 2013) compared to the 2013 operating plan approved by the Board in the second week of the fiscal year. As reported by the U.S. National Oceanic and Atmospheric Administration’s (NOAA) National Climate Data Center (NCDC), spring 2013 “…was the coldest spring since 1996…in stark contrast to the spring of 2012, just one year earlier, when the U.S. experienced its record warmest spring.” The cold was particularly acute during March 2013; the NCDC reported that, during March 2013, over 2,600 record cold temperatures were recorded across the United States. This had a significant adverse effect on our important early spring and Easter sales period (Easter fell early in 2013 – March 31st).

The nature of our target customer heightens the effects of weather on our sales. Our target customer is a value conscious, lower to middle income mother buying for infants and children based on need rather than based on fashion, trend or impulse. Accordingly, weather conditions have a disproportionately greater effect on our sales and profitability when compared to other specialty retailers selling apparel to teens and adults. For example, as occurred in our first fiscal quarter, our target customer will simply not purchase warm-weather clothing for spring during an extended period of cold weather. As a result of these factors and their impact on our results, our adjusted operating income in the first quarter was $28.4 million compared to $42.7 million in fiscal 2012 (an approximately 34% decrease) and compared to our 2013 plan of $46.2 million (an approximately 39% decrease).

Our senior management and Board were confident that our weak first fiscal quarter results were caused by factors unrelated to our overall strategy or to the execution of that strategy by management. In light of this, our Board focused on keeping management engaged and motivated to continue to execute on our growth initiatives, drive results and create stockholder value. Accordingly, prior to the end of our first fiscal quarter, the Board revised our 2013 operating plan to reflect the weak first quarter results. However, the revised plan required management to double our planned growth in adjusted operating income for the remainder of fiscal 2013 (i.e., the second through fourth quarters) compared to the same period in fiscal 2012 from 4.4% under the original operating plan to 8.8% under the revised plan.

In concert with the Board’s action, the Compensation Committee revised the performance targets (and related thresholds and maximums) for our performance-based annual bonus and long-term incentive plans to bring them in line with the revised operating plan. However, the Compensation Committee also addressed the disappointing first quarter results by lowering the payouts to management for achieving the revised performance targets to 90% of incentive opportunity (not 100% as had originally been set) under both the annual bonus plan and the long-term incentive plan. This was done in compliance with Section 162(m) of the Code.

2013 proved to be a very difficult year. The intensely promotional environment, coupled with prolonged record setting cold temperatures (described in the national media as the polar vortex) and storms in the fourth fiscal quarter significantly impacted customer traffic in our stores.

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However, our management team successfully reversed the first fiscal quarter’s trends, and achieved adjusted operating income growth for the remainder of fiscal 2013 that not only exceeded the original operating plan of 4.4% growth, but also exceeded the revised operating plan of 8.8% growth — the actual growth in adjusted operating income for the second through the fourth fiscal quarters of 2013 compared to the same period in fiscal 2012 was 13.0%. The foregoing is illustrated below:

Adjusted Operating Income (in millions, except percentages)
Fiscal Period	2012 Actual	Original 2013 Plan	Revised 2013 Plan	2013 Actual
Q1	$42.7	$46.2	$26.0	$28.4
Q2 – Q4	$72.6	$75.8	$79.0	$82.0
Q2 – Q4 2013 increase compared to the corresponding period in 2012		4.4%	8.8%	13.0%

PEER GROUP

The Company uses comparative executive compensation data from a group of other leading specialty retail companies within a range of approximately 0.5x to 2.0x of our annual revenue. These companies are used as a point of reference in designing our compensation programs and in setting compensation levels. This group of companies is referred to in this Compensation Discussion and Analysis as our “Peer Group.” We do not use this data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive.

We acknowledge the need for performance comparisons to companies which share with us an industry commonality and similar specialty retail characteristics. However, as the only publicly traded, “pure-play” children’s specialty apparel retailer, it is difficult to create a true “peer” group of companies for purposes of performance comparisons. On the one hand, our real competitors, as measured by market share data compiled by the NPD Group, are Target, Old Navy, Kohl’s and JCPenney who have large children’s businesses within their broader offerings. These broad-based retailers are much larger than we are and, as such, are not appropriate comparators. On the other hand, with the exception of Carter’s, the similar-sized specialty apparel retailers in our Peer Group either sell to teens and adults exclusively or, in only two cases, have a children’s business which makes up only a small percentage of their total sales. Our Peer Group’s broader range of customers insulates them to a much greater degree from the factors that most impact our business, e.g., weather patterns, a five-year pattern of declining birth rates in the United States, and the profile of our value conscious, lower to middle income target customer who buys based on need, not on fashion, trend or impulse, as is the case with the target customer of a large majority of our Peer Group.

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In fiscal 2013, the Compensation Committee, with the assistance of its independent compensation consultants at the time, reviewed our then existing 16-company Peer Group and eliminated Cato and Quicksilver given ownership structures that the Compensation Committee believed affected the comparability of their executive compensation programs. Following this process, the Compensation Committee approved the remaining 14 companies as our Peer Group:

Aeropostale	DSW
American Eagle Outfitters	Express
ANN	Finish Line
Ascena Retail Group	Kate Spade & Company (formerly Fifth & Pacific Companies)
Buckle	G-III Apparel Group
Carter’s	Jos. A. Bank Clothiers
Chico’s FAS	Stage Stores

COMPENSATION PROGRAM OBJECTIVES

We operate in a fast-paced and highly-competitive industry. To be successful, we must attract and retain key management talent who thrive in this environment. We set high goals and expect superior performance from these individuals. Our executive compensation structure is designed to support this culture. As such, our executive compensation and benefit programs are designed to:

➢	Attract and retain high caliber talent at an industry-best level who will drive profitable growth and increase stockholder value;

➢	Motivate and reward superior performance by that talent;

➢	Reflect our strong team-based culture;

➢	Provide compensation opportunities that are competitive with those offered by retailers with whom we compete for high caliber executive talent;

➢	Be cost-efficient and fair to management and stockholders; and

➢	Be effectively communicated to and understood by program participants.
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ELEMENTS OF COMPENSATION PROGRAM

Our executive compensation program consists of four basic elements:

➢	Base salary;

➢	Annual bonus opportunity;

➢	Long-term equity awards (time and performance-based); and

➢	Employee benefits and perquisites.

1  All equity is performance-based.

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Base Salary

Purpose. Provide a reasonable, competitive level of fixed compensation based on responsibilities, skills and experience.

The base salaries of our NEOs are, on average, at approximately the median of our Peer Group. We believe that setting salaries in the median range mitigates the incentive that might otherwise exist for an executive to support short-term focused or higher-risk business strategies if fixed compensation was set below the median.

For fiscal 2013, the annual salaries of our executives (including the NEOs other than the CEO) increased by slightly less than 3% in keeping with market trends surveyed by our Compensation Committee’s independent compensation consultant.

Annual Incentives—Cash Bonuses

Purpose. Reward performance over a one-year period against a pre-established financial performance measure set by the Compensation Committee. As in the past, this measure was adjusted operating income for fiscal 2013. The Compensation Committee believes that operating income is an important driver of TSR, and accordingly, is an ideal measure of performance for purposes of our annual bonus plan.

Our executives, including the NEOs, are each assigned a bonus target by the Compensation Committee expressed as a percentage of base salary. For fiscal 2013, the formula-driven cash payouts ranged from zero, if performance fell below an adjusted operating income threshold, 90% of bonus opportunity (down from 100% in fiscal 2012) if the adjusted operating income target was met, to a maximum of 216% bonus opportunity (down from 240% in fiscal 2012).

As discussed earlier in this CD&A, unseasonably cold weather conditions had a significant adverse effect on our results during our first fiscal quarter resulting in an approximately 39% shortfall in adjusted operating income against our 2013 operating plan. If the first quarter trends had continued for the balance of fiscal 2013, our management (including the NEOs) would not have received a bonus (or earned any performance-based stock) for fiscal 2013. But, also as discussed earlier, our Board believed that our overall strategy and the execution of that strategy by management were sound. The Board determined that an engaged and motivated management team operating for the balance of the year (over nine months) could reverse the first quarter trends by continuing to execute on our growth initiatives to drive results and create stockholder value. Accordingly, during our first fiscal quarter, our Board and Compensation Committee revised the fiscal 2013 operating plan and performance targets under our annual and long-term incentive plans. Management achieved adjusted operating income for the second through fourth quarters of fiscal 2013 which was 13% above that achieved during the same period in fiscal 2012. As a result of the Company’s adjusted operating income for fiscal 2013 of approximately $110.4 million, our NEOs received an incentive cash bonus for fiscal 2013 at 106% of their respective bonus opportunities. Absent the revisions made to our 2013 operating plan and incentive plan performance targets, and in large measure due to management’s strong performance, our NEOs would have received a bonus for fiscal 2013 at 81% of their respective bonus opportunities.

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2013 Incentive Compensation Targets. Set forth below are the adjusted operating income targets which were applicable under our annual bonus plan and long-term incentive plan in fiscal 2013 (as discussed earlier, the performance metrics for the long-term incentive plan are different for fiscal 2014):

Measure of Performance	Threshold	Target	Maximum

Adjusted Operating Income (millions)	$ 92.3	$105.0	$ 127.0

To determine what performance was achieved for purposes of our incentive plans, the adjusted operating income goals set by the Compensation Committee were compared to the actual operating income set forth in the Company’s audited 2013 consolidated statement of operations, adjusted to exclude the effects of any change in accounting principles and any one-time or unusual items eliminated and disclosed by the Company on a quarterly basis in its earnings press releases, which were also filed with the SEC as an exhibit to the Company’s Current Reports on Form 8-K.

Long-Term Incentives – Equity Awards

Purpose. Performance-based equity - reward contribution to our performance and long-term growth, and align interests with those of our stockholders. Time-based equity- retention and motivation.

During fiscal 2013, we granted time and performance-based awards to eligible associates under our 2011 Plan. These awards consisted of time vested restricted stock units (“TRSUs”) and performance-based restricted stock units (“PRSUs”). TRSUs and PRSUs are settled in shares of common stock. We typically award these equity awards once a year in the first quarter of our fiscal year, although these equity awards are also awarded as part of certain new employment sign-on awards. In 2013, our CEO received her PRSU equity award as provided in her employment agreement. All fiscal 2013 equity awards to our CEO were performance-based (PRSUs). No TRSUs were granted to our CEO in fiscal 2013 and none will be granted in fiscal 2014. At February 1, 2014 (the end of our 2013 fiscal year), there were 1,124,835 shares available for grant under our 2011 Plan.

Time Vested Stock Awards. Time vested stock awards (TRSUs) are subject to annual vesting, generally in three equal annual installments beginning on the first anniversary of the date of the award. The recipient must be employed by the Company on the vesting dates in order to receive vested shares. The three-year vesting period underscores the long-term focus of this award program.

Fiscal 2013. During fiscal 2013, TRSU awards were made to our NEOs, other than our CEO, as part of our annual long-term incentive award grants to eligible employees. Ms. Elfers did not receive any TRSU awards for fiscal 2013 and none will be granted in fiscal 2014. In addition to the annual grant, during fiscal 2013: (i) Mr. Scarpa received a TRSU award in connection with his promotion to Chief Operating Officer and (ii) each of Ms. Levy and Messrs. Poole and McAndrew received a retention TRSU award. Mr. Scarpa’s promotion-related TRSU award aligns his annual

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long-term incentives with the level he will receive going forward. This TRSU vests in three equal annual installments, provided Mr. Scarpa is employed on the applicable vesting date. Each of the retention TRSUs vests in five equal annual installments, but delivery of all shares is deferred until April 2018, provided that the executive is employed by the Company on the delivery date. See “Grants of Plan-Based Awards.” Ms. Levy and Messrs. Poole and McAndrew are highly marketable executives in the areas of merchandising, global sourcing and business transformation and, as such, are vital to our turnaround efforts and the success of our long-term strategic growth initiatives. The Company and the Compensation Committee determined it was in the best interests of the Company and its stockholders to retain them through the completion of our turnaround.

Performance-Based Stock Awards. Our performance-based stock awards (PRSUs) tie payouts directly to pre-established performance measures over time which drive stockholder value.

Fiscal 2013. As a result of the Company’s adjusted operating income for fiscal 2013 of approximately $110.4 million, (i) the NEOs (other than our CEO) “banked” 25% of their fiscal 2013 PRSU award (to be delivered in April 2016, provided the applicable NEO is employed by the Company at the time) and (ii) our CEO earned PRSUs at 106% of her target opportunity (which shares vested in March 2014 in accordance with the terms of her employment agreement). Absent the revisions made to our 2013 operating plan and incentive performance targets by the Board and Compensation Committee in our first fiscal quarter, our NEOs (other than our CEO) would have “banked” their 2013 PRSUs and our CEO would have been earned her 2013 PRSUs at the same 81% of target level discussed above under “Cash Bonuses”.

Changes to our LTIP. In order to address issues concerning our long-term incentive plan design identified during our stockholder outreach, as well as the views expressed by proxy advisory firms, our Compensation Committee adopted a new LTIP design. The new design for 2014 is summarized below and was applicable to the PRSUs granted to management in 2014 and will be applicable to our CEO following the PRSU granted to her in 2014 which uses one-year, adjusted operating income as the performance period and performance metric, as provided for in her employment agreement.

➢	Adopted new performance metrics for PRSUs which are different from the performance metric for the annual bonus plan.

➢	Adopted a 3-year performance period for PRSUs that eliminated the annual “banking” feature included in the fiscal 2013 PRSU grants.

New and Different Performance Metrics. The Compensation Committee adopted new performance metrics for PRSUs – adjusted EPS and a relative TSR modifier. These performance metrics will be set by the Compensation Committee and differ from the performance metric used for our annual bonus plan (adjusted operating income). The three-year adjusted EPS target is first compared to actual adjusted EPS for the three-year performance period. Then, our three-year TSR relative to the three-year TSRs of our Peer Group will be used to modify, up, down or not at all, the number of PRSUs to be earned and paid out to participants. This is illustrated below:

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Company 3-Year TSR Ranking Compared to Peer Group[1]	A Participant will Receive the Following Percentage of PRSUs Otherwise Earned Based on the Adjusted EPS Achieved
13th – 15th	50%
10th -12th	75%
7th – 9th	100%
4th – 6th	125%
1st – 3rd	150%

1 The Company’s Peer Group consists of 14 companies. See “Peer Group” above. This column sets forth the Company’s three-year TSR ranking in that group of companies.

The adjusted EPS measure was selected to create a strong focus on our overall profit goal and the underlying drivers of revenue growth, cost control and cash flow. Through the relative TSR metric, the Compensation Committee intends to gauge performance against that of our Peer Group and to further align our executives’ interests with those of our stockholders. In the event achievement of adjusted EPS targets does not result in an increase in relative stockholder value, the TSR modifier will appropriately reduce incentive compensation. So too, should EPS performance lead to improved TSR, the modifier will reward that performance.

Three-Year Performance Period. Early in fiscal 2013, prior to the 2013 “say-on-pay” vote, the Compensation Committee approved a design for PRSUs granted to our executives (other than our CEO) in 2013 that provided for a 3-year performance period, but also included annual “banking” opportunities based on yearly targets which, if met, would result in shares being “banked.” “Banked” means that the executive has an unvested entitlement to shares, which later vest, provided the executive remains employed by the Company through the vesting date which occurs following the end of the three-year performance period. Under this design, each one-year “banking” opportunity is limited such that “banked” shares in any year may not exceed 25% of the award, notwithstanding that the yearly target performance measure might have been exceeded in a particular year. Following the 2013 “say-on-pay” vote and our stockholders outreach, the “banking” design feature was eliminated and was replaced with the new design for 2014 described above.

Employee Benefits and Perquisites

The Company provides its management (including the NEOs) with the same employee benefits other employees receive, including health and life insurance coverage. In addition, they receive an opportunity to participate in our deferred compensation plan, an opportunity to purchase group long-term disability coverage and supplemental disability coverage, and certain perquisites. These perquisites are modest, and in the case of our CEO, are as provided in her employment agreement. Any personal income taxes due as a result of these perquisites are the responsibility of the NEOs – we do not provide tax gross-ups to our executives, including the NEOs (other than in connection with certain standard relocation expenses).

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The Company uses severance guidelines. These guidelines are designed to offer our employees fair and adequate replacement income based upon market practice. In general, all of our executives (other than our CEO) participate under the same severance guidelines that are applied to other employees. Our CEO’s severance arrangements are as provided in her employment agreement.

OTHER COMPENSATION CONSIDERATIONS

Tax and Accounting

We endeavor to pay compensation to the NEOs that is tax deductible to the Company under Section 162(m) of the Code, however, we may forgo any or all of the tax deduction if we believe it to be in our best interests and that of our stockholders. The Company believes that all annual bonuses and performance-based equity awards granted to NEOs qualify as performance-based compensation under Section 162(m), and that time-vested long-term incentives granted to them do not.

Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to executives.

The Compensation Committee takes into account the potential implications of Sections 280G and 4999 of the Code in determining potential payments to be made to executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G and may be subject to the excise tax under Section 4999.

No “golden parachute” tax gross-ups. The Company does not provide tax gross-ups for any “golden parachute” excise tax payable under Section 4999 of the Code. Rather, upon a termination of employment in connection with a change in control that gives rise to the payment of severance, the NEOs and other executives party to the Company’s change in control severance agreements (and Ms. Elfers pursuant to her employment agreement) will receive the greater of (i) the largest portion of the payment that is not subject to a “golden parachute” excise tax under Section 4999 of the Code or (ii) the full amount of the payment if the net-after-excise tax amount retained by the executive would exceed the amount in clause (i).

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2013 and this Proxy Statement.

The foregoing Compensation Committee report has been submitted by the members of the Compensation Committee: Joseph Gromek (Chair), Susan Patricia Griffith and Norman Matthews.

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Summary Compensation Table

The following table shows the compensation of the Company’s President and Chief Executive Officer (our principal executive officer), Chief Operating Officer and Chief Financial Officer (our principal financial officer), and the three other most highly compensated executive officers (collectively, the “NEOs”) for fiscal 2013 and, to the extent any of these officers was an NEO in the prior years, for fiscal 2011 and fiscal 2012.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation		Total

Jane Elfers	2013	$1,100,000	-	$4,222,130	$1,399,200	$114,642	(4)	$6,835,972
President and Chief	2012	1,080,769	-	14,767,986	1,227,600	136,547	(5)	17,212,902
Executive Officer	2011	1,000,000	-	9,999,978	-	125,485	(6)	11,125,463

Michael Scarpa	2013	$723,077	-	$1,823,260	$795,000	$157,149	(8)	$3,498,486
Chief Operating Officer and Chief	2012	97,500	-	1,000,027	-	425	(9)	$1,097,952
Financial Officer (7)

Natalie Levy	2013	$650,965	-	$2,909,060	$556,288	$14,059	(10)	$4,130,372
Chief Merchandising Officer	2012	633,346	-	1,525,760	355,446	69,806	(11)	2,584,358
	2011	614,583	-	1,053,900	-	225,405	(12)	1,893,888

Gregory Poole	2013	$562,058	-	$2,594,902	$450,765	$167,346	(14)	$3,775,071
Senior Vice President,	2012	179,808	$200,000	600,400	330,000	34,475	(15)	1,344,683
Global Sourcing (13)

Jason McAndrew	2013	$435,423	$297,900	$2,594,902	$302,100	$8,406	(17)	$3,656,731
Chief Transformation Officer (16)

Notes to the Summary Compensation Table

(1)          Includes amounts deferred under our Deferred Compensation Plan and 401(k) Plan.

(2)          The stock award grant date fair value for both time-vested and performance-based stock awards is determined in accordance with FASB ASC Topic 718, in the case of performance-based stock awards, based on the number of shares probable of vesting multiplied by the fair market value of our Common Stock on the grant date. For fiscal 2013, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the closing sales price of our Common Stock on the grant date, were $9,382,460, $926,800, $926,800, $593,152 and $593,152 for Ms. Elfers, Mr. Scarpa, Ms. Levy, Mr. Poole and Mr. McAndrew, respectively. For fiscal 2012, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the closing sales price of our Common Stock on the grant date, were $9,999,968 and $1,144,320 for Ms. Elfers and Ms. Levy, respectively. For fiscal 2011, at the maximum possible vesting value, the performance-based stock award set forth in this column, computed on the basis of the average of the high and low selling price of our Common Stock on the grant date, was $9,999,978 and $1,264,680 for Ms. Elfers and Ms. Levy, respectively. As discussed above under the caption “Compensation Discussion & Analysis – Executive Summary – 2013 Operating Plan and Performance Targets,” during our first fiscal quarter, our Board and Compensation Committee revised the fiscal 2013 operating plan and performance targets under our annual and long-term incentive plans. The incremental fair values of the modified 2013 performance-based stock awards, computed as of the modification date in accordance with FASB ASC Topic 718, were $972,132, $120,920, $120,920, $77,388 and $77,388 for Ms. Elfers, Mr. Scarpa, Ms. Levy, Mr. Poole and Mr. McAndrew, respectively. The original grant date values of these fiscal 2013 performance-based stock awards, at target, for Ms. Elfers, Mr. Scarpa, Ms. Levy, Mr. Poole and Mr. McAndrew were $4,999,996, $455,600, 455,600, $291,584 and $291,584, respectively. For more information, see Note 3 – Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2013 fiscal year and the Grants of Plan-Based Awards Table below.

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(3)          The amounts shown are incentives earned in accordance with the management incentive plan approved by the Compensation Committee at the beginning of each respective fiscal year. Amounts shown are for services performed during the fiscal year and paid during the subsequent fiscal year.

(4)          The amount shown includes $59,730 for a driver, $15,236 for driver reimbursements, $23,294 for a leased vehicle, $2,200 for tax preparation services, $9,251 for life insurance premiums and $4,930 for executive long term disability premiums.

(5)          The amount shown includes $60,839 for a driver, $35,280 for driver reimbursements, $24,333 for a leased vehicle, $1,650 for tax preparation services, $7,319 for life insurance premiums, and $7,126 for executive long term disability premiums.

(6)          The amount shown includes $57,429 for a driver, $16,346 for driver reimbursements, $26,199 for a leased vehicle, $1,067 for legal fees, $1,650 for tax preparation services, $9,251 for life insurance premiums, $6,417 in other reimbursements, and $7,126 for executive long term disability premiums.

(7)          Mr. Scarpa commenced serving as our Executive Vice President, Chief Financial Officer on December 3, 2012. On April 16, 2013, Mr. Scarpa became our Chief Operating Officer and Chief Financial Officer.

(8)          The amount shown includes $3,294 for life insurance premiums and $4,529 for executive long-term disability premiums, $95,934 for relocation expenses, and $53,392 for relocation tax gross-ups.

(9)          The amount shown is for life insurance premiums.

(10)          The amount shown includes $1,093 for life insurance premiums, $4,661 for executive long-term disability premiums, $8,305 for 401(k) plan matching contributions.

(11)          The amount shown includes $41,898 for relocation expenses, $16,745 for relocation tax gross-ups, $3,722 for matching contributions under the Company’s 401(k) plan, $1,022 for life insurance premiums and $6,419 for executive long-term disability premiums.

(12)          The amount shown includes $118,975 for relocation expenses, $99,007 for relocation tax gross-ups, $1,004 for life insurance premiums and $6,419 for executive long term disability premiums.

(13)          Mr. Poole commenced serving as our Senior Vice President, Global Sourcing on September 24, 2012.

(14)          The amount shown includes $1,398 for life insurance premiums, $4,750 for executive long-term disability premiums, $4,902 for the 401(k) plan matching contributions, $103,693 for relocation expenses, and $52,603 for relocation tax gross-ups.

(15)          The amount shown includes $22,795 for relocation expenses, $10,422 for relocation tax gross-ups, $421 for life insurance premiums and $837 for executive long term disability premiums.

(16)          Mr. McAndrew commenced serving as our Senior Vice President, Planning & Allocation on April 16, 2012.

(17)          The amount shown includes $455 for life insurance premiums, $2,652 for executive long-term disability premiums and $5,299 for 401(k) plan matching contributions.

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Grants of Plan-Based Awards

The following table shows information about the non-equity incentive awards, equity incentive awards and other stock awards that are reflected in the Summary Compensation Table for fiscal 2013 and that were granted to the NEOs who received such awards during fiscal 2013.

			ESTIMATED FUTURE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF	GRANT DATE FAIR VALUE OF STOCK
NAME	GRANT DATE		THRESHOLD ($) (1)	TARGET ($) (1)	MAXIMUM ($) (1)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	STOCK OR UNITS (#)	AND OPTION AWARDS (2)
			$660,000	$1,188,000	$2,640,000
Jane Elfers	2/4/13	(3)				50,618	91,112	202,470		$4,222,130
President and Chief Executive Officer

Michael Scarpa			$375,000	$675,000	$1,500,000
Chief Operating Officer and	4/19/13	(4)				5,000	9,000	20,000		$417,060
Chief Financial Officer	4/19/13	(5)							10,000	455,600
	5/1/13	(6)							20,000	950,600

Natalie Levy			$262,400	$472,320	$1,049,600
Chief Merchandising Officer	4/19/13	(7)				5,000	9,000	20,000		$417,060
	4/19/13	(8)							10,000	455,600
	2/15/13	(9)							40,000	2,036,400

Gregory Poole			$212,625	$382,725	$850,500
Senior Vice President, Global	4/19/13	(10)				3,200	5,760	12,800		$266,918
Sourcing	4/19/13	(11)							6,400	291,584
	2/15/13	(12)							40,000	2,036,400

Jason McAndrew			$142,500	$256,500	$570,000
Chief Transformation Officer	4/19/13	(13)				3,200	5,760	12,800		$266,918
	4/19/13	(14)							6,400	291,584
	2/15/13	(15)							40,000	2,036,400

Notes to the Grants of Plan-Based Awards Table

(1)          Amounts reflect bonuses available to be earned in accordance with our annual bonus plan approved by the Compensation Committee at the beginning of fiscal 2013.

(2)          Reflects the aggregate grant date fair value of the awards, computed in accordance with “Compensation – Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification based on the fair value of our Common Stock on the date of grant. The estimated fair value of the performance-based awards is based upon the probable outcome of the performance conditions on the date that each award was communicated to each of our NEOs for the performance period and the fair market value of our Common Stock on that date. As discussed above under the caption “Compensation Discussion & Analysis – Executive Summary – 2013 Operating Plan and Performance Targets,” during our first fiscal quarter, our Board and Compensation Committee revised the fiscal 2013 operating plan and performance targets under our annual and long-term incentive plans. The incremental fair values of the modified 2013 performance-based stock awards, computed as of the modification date in accordance with FASB ASC Topic 718, were $972,132, $120,920, $120,920, $77,388 and $77,388 for Ms. Elfers, Mr. Scarpa, Ms. Levy, Mr. Poole and Mr. McAndrew, respectively. The original grant date values of these fiscal 2013 performance-based stock awards, at target, for Ms. Elfers, Mr. Scarpa, Ms. Levy, Mr. Poole and Mr. McAndrew were $4,999,996, $455,600, 455,600, $291,584 and $291,584, respectively. For more information, see Note 3 – Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2013 fiscal year.

(3)          Awarded pursuant to the terms of PRSUs granted on February 4, 2013 under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Elfers based upon the achievement of the performance target for fiscal 2013. Earned PRSUs vested in February 2014.

(4)          Awarded pursuant to the terms of PRSUs granted on April 19, 2013 under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Scarpa based upon the achievement of the performance targets for fiscal years 2013-2015. The PRSUs also provide for limited one-year “banking” opportunities in the event that the performance target for a fiscal year(s) in the three-year performance period is met. As a result of the Company’s results for fiscal 2013, Mr. Scarpa “banked” 25% of this

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PRSU award. Earned performance shares will vest following the third anniversary of the award date, provided Mr. Scarpa is employed on that date. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards” above.

(5)          Awarded pursuant to the terms of TRSUs granted on April 19, 2013 under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates.

(6)          Awarded pursuant to the terms of TRSUs granted on May 1, 2013 under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the date of grant, provided Mr. Scarpa is employed by the Company on the respective vesting dates. These TRSUs were awarded in connection with Mr. Scarpa’s promotion to Chief Operating Officer.

(7)          Awarded pursuant to the terms of PRSUs granted on April 19, 2013 under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Levy based upon the achievement of the performance targets for fiscal years 2013-2015. The PRSUs also provide for limited one-year “banking” opportunities in the event that the performance target for a fiscal year(s) in the three-year performance period is met. As a result of the Company’s results for fiscal 2013, Ms. Levy “banked” 25% of this PRSU award. Earned performance shares will vest following the third anniversary of the award date, provided Ms. Levy is employed on that date. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards” above.

(8)          Awarded pursuant to the terms of TRSUs granted on April 19, 2013 under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the respective vesting dates.

(9)          Awarded pursuant to the terms of TRSUs granted on February 15, 2013 under the Company’s 2011 Plan. Of the TRSUs awarded, one-fifth vest on each of the first, second, third, fourth and fifth anniversaries of the award date, but delivery of all shares is deferred until April 2018, provided Ms. Levy is employed by the Company on the delivery date. Vested shares are deliverable upon the sooner to occur of the awardee’s death or termination by the Company without cause. See “Elements of Compensation Program – Long-term Incentives – Equity Awards” above.

(10)          Awarded pursuant to the terms of PRSUs granted on April 19, 2013 under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Poole based upon the achievement of the performance targets for fiscal years 2013-2015. The PRSUs also provide for limited one-year “banking” opportunities in the event that the performance target for a fiscal year(s) in the three-year performance period is met. As a result of the Company’s results for fiscal 2013, Mr. Poole “banked” 25% of this PRSU award. Earned performance shares will vest following the third anniversary of the award date, provided Mr. Poole is employed on that date. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards – Time Vested Stock Awards” above.

(11)          Awarded pursuant to the terms of a TRSU granted on April 19, 2013 under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Poole is employed by the Company on the respective vesting dates.

(12)          Awarded pursuant to the terms of TRSUs granted on February 15, 2013 under the Company’s 2011 Plan. Of the TRSUs awarded, one-fifth vest on each of the first, second, third, fourth and fifth anniversaries of the award date, but delivery of all shares is deferred until April 2018, provided Mr. Poole is employed by the Company on the delivery date. Vested shares are deliverable upon the sooner to occur of the awardee’s death or termination by the Company without cause. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards – Time Vested Stock Awards” above.

(13)          Awarded pursuant to the terms of PRSUs granted on April 19, 2013 under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. McAndrew based upon the achievement of the performance targets for fiscal years 2013-2015. The PRSUs also provide for

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limited one-year “banking” opportunities in the event that the performance target for a fiscal year(s) in the three-year performance period is met. As a result of the Company’s results for fiscal 2013, Mr. McAndrew “banked” 25% of this PRSU award. Earned performance shares will vest following the third anniversary of the award date, provided Mr. McAndrew is employed on that date. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards” above.

(14)          Awarded pursuant to the terms of TRSUs granted under the Company’s 2011 Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. McAndrew is employed by the Company on the respective vesting dates.

(15)          Awarded pursuant to the terms of TRSUs granted on February 15, 2013 under the Company’s 2011 Plan. Of the TRSUs awarded, one-fifth vest on each of the first, second, third, fourth and fifth anniversaries of the award date, but delivery of all shares is deferred until April 2018, provided Mr. McAndrew is employed by the Company on the delivery date. Vested shares are deliverable upon the sooner to occur of the awardee’s death or termination by the Company without cause. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards – Time Vested Stock Awards” above.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about equity awards held by the NEOs as of February 1, 2014 (the end of our 2013 fiscal year).

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Jane Elfers	25,182	(2)	$1,326,336
President and Chief	72,576	(3)	3,822,578
Executive Officer	66,666	(4)	3,511,351
				91,112	(5)	$4,798,869

Michael Scarpa	13,642	(6)	$718,524
Chief Operating Officer and	10,000	(7)	526,700
Chief Financial Officer	20,000	(8)	1,053,400
				9,000	(9)	$474,030

Natalie Levy	2,668	(10)	$140,418
Chief Merchandising Officer	13,334	(11)	702,196
	40,000	(12)	2,106,800
	10,000	(13)	526,700
				11,160	(14)	$587,797
				9,000	(15)	474,030

Gregory Poole	6,667	(16)	$351,151
Senior Vice President,	40,000	(17)	2,106,800
Global Sourcing	6,400	(18)	337,088
				5,760	(19)	$303,379

Jason McAndrew	4,800	(20)	$252,816
Chief Transformation Officer	40,000	(21)	2,106,800
	6,400	(22)	337,088	4,464	(23)	$235,119
				5,760	(24)	303,379
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Notes to the Outstanding Equity Awards at Fiscal Year-End Table

(1)         Calculated based on $52.67 per share, which was the closing market price per share of the Company’s Common Stock as reported on the Nasdaq Stock Market on January 31, 2014.

(2)          Represents the unvested portion of a deferred stock award of 100,725 shares of Common Stock awarded to Ms. Elfers on March 28, 2011. Of the shares awarded, 50% vest on the first anniversary of the award date and 25% vest on each of the second and third anniversaries of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Equity Incentive Plan (the “2005 Plan”). Subsequent to February 1, 2014, the 25,182 shares reflected in the table vested.

(3)          Represents unvested TRSUs representing 96,768 shares of Common Stock awarded to Ms. Elfers on March 30, 2012. Of the shares awarded, 25% vest on the first and second anniversaries of the award date and 50% vest on the third anniversary of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan. Subsequent to February 1, 2014, 24,192 of the shares reflected in the table vested.

(4)          Represents unvested TRSUs representing 100,000 shares of Common Stock awarded to Ms. Elfers on April 20, 2012. Of the shares awarded, one-third vest on the first, second and third anniversaries of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan. Subsequent to February 1, 2014, 33,333 of the shares reflected in the table vested.

(5)          The amount shown reflects the target number of shares of Common Stock issuable to Ms. Elfers pursuant to PRSUs granted to her on February 4, 2013 based on the achievement of a performance target for fiscal 2013. Of the performance shares awarded, shares earned will vest on February 1, 2014, provided Ms. Elfers is employed by the Company on that date, subject to the terms and conditions of the 2011 Plan. In March 2014, the Compensation Committee determined that the performance target for fiscal 2013 was met at the 106% level, and, accordingly, Ms. Elfers earned 107,309 PRSUs.

(6)          Represents the unvested portion of TRSUs representing 20,463 shares of Common Stock awarded to Mr. Scarpa on December 3, 2012. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(7)          Represents unvested TSRUs representing 10,000 shares of Common Stock awarded to Mr. Scarpa on April 19, 2013. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan. Subsequent to February 1, 2014, 3,333 of the shares reflected in the table vested.

(8)          Represents unvested TRSUs representing 20,000 shares of Common Stock awarded to Mr. Scarpa on May 1, 2013. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan. 6,666 of the shares reflected in the table will vest on May 1, 2014.

(9)          Awarded pursuant to the terms of PRSUs granted on April 19, 2013 under the Company’s 2011 Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Scarpa at target based upon the achievement of the performance targets for fiscal years 2013-2015. The PRSUs also provide for limited one-year “banking” opportunities in the event that the performance target for a fiscal year(s) in the three-year performance period is met. As a result of the Company’s results for fiscal 2013, Mr. Scarpa “banked” 25% of this PRSU award. Earned performance shares will vest following the third anniversary of the award date, provided Mr. Scarpa is employed on that date. See “Elements of Compensation Program – Long-term Incentives – Equity Awards” above.

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(10)          Represents the unvested portion of TRSUs representing 8,000 shares of Common Stock awarded to Ms. Levy on April 15, 2011. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan. Subsequent to February 1, 2014, the 2,668 shares reflected in the table vested.

(11)          Represents unvested TRSUs representing 20,000 shares of Common Stock awarded to Ms. Levy on April 20, 2012. Of the shares awarded one-third vest on the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the term and conditions of the 2011 Plan. Subsequent to February 1, 2014, 6,666 of the shares reflected in the table vested.

(12)          Represents unvested TRSUs representing 40,000 shares of Common Stock granted on February 15, 2013 under the Company’s 2011 Plan. Of the TRSUs awarded, one-fifth vest on each of the first, second, third, fourth and fifth anniversaries of the award date, but delivery of all shares is deferred until April 2018, provided Ms. Levy is employed by the Company on the delivery date. Vested shares are deliverable upon the sooner to occur of the awardee’s death or termination by the Company without cause. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards – Time Vested Stock Awards” above.

(13)          Represents unvested TRSUs representing 10,000 shares of Common Stock awarded to Ms. Levy on April 19, 2013. Of the shares awarded, one-third vest on the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan. Subsequent to February 1, 2014, 3,333 of the shares reflected in the table vested.

(14)          The amount shown represents the number of shares of Common Stock issuable to Ms. Levy pursuant to PRSUs awarded to her on April 20, 2012 based on the achievement of a performance measure at 93% of target for fiscal 2012. These shares will vest on the third anniversary of the award date, provided Ms. Levy is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Plan.

(15)          Awarded pursuant to the terms of PRSUs granted on April 19, 2013 under the Company’s 2011 Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Levy at target based upon the achievement of the performance targets for fiscal years 2013-2015. The PRSUs also provide for limited one-year “banking” opportunities in the event that the performance target for a fiscal year(s) in the three-year performance period is met. As a result of the Company’s results for fiscal 2013, Ms. Levy “banked” 25% of this PRSU award. Earned performance shares will vest following the third anniversary of the award date, provided Ms. Levy is employed on that date. See “Elements of Compensation Program – Long-term Incentives – Equity Awards” above.

(16)          Represents unvested TRSUs representing 10,000 shares of Common Stock awarded to Mr. Poole on October 1, 2012. Of the shares awarded, one-third vests on each of the first, second and third anniversaries of the award date, provided Mr. Poole is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(17)          Represents unvested TRSUs representing 40,000 shares of Common Stock awarded to Mr. Poole on February 15, 2013. Of the shares awarded, one-fifth vest on the first, second, third, fourth and fifth anniversaries of the award date, but delivery of all shares is deferred until April 2018, provided Mr. Poole is employed by the Company on the delivery date. Vested shares are deliverable upon the sooner to occur of the awardee’s death or termination by the Company without cause. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards – Time Vested Stock Awards” above.

(18)          Represents unvested TRSUs representing 6,400 shares of Common Stock awarded to Mr. Poole on April 19, 2013. Of the shares awarded, one-third vests on the first, second and third anniversaries of the award date, provided Mr. Poole is employed by the Company on the respective vesting dates, subject to the term and conditions of the 2011 Plan. Subsequent to February 1, 2014, 2,133 of the shares reflected in the table vested.

(19)          Awarded pursuant to the terms of PRSUs granted on April 19, 2013 under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Poole at target

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based upon the achievement of the performance targets for fiscal years 2013-2015. The PRSUs also provide for limited one-year “banking” opportunities in the event that the performance target for a fiscal year(s) in the three-year performance period is met. As a result of the Company’s results for fiscal 2013, Mr. Poole “banked” 25% of this PRSU award. Earned performance shares will vest following the third anniversary of the award date, provided Mr. Poole is employed on that date. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards” above.

(20)          Represents unvested TRSUs representing 7,200 shares of Common Stock awarded to Mr. McAndrew on May 1, 2012. Of the shares awarded, one-third vests on each of the first, second and third anniversaries of the award date, provided Mr. McAndrew is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(21)          Represents unvested TRSUs representing 40,000 shares of Common Stock awarded to Mr. McAndrew on February 15, 2013. Of the shares awarded, one-fifth vest on the first, second, third, fourth and fifth anniversaries of the award date, but delivery of all shares is deferred until April 2018, provided Mr. McAndrew is employed by the Company on the delivery date. Vested shares are deliverable upon the sooner to occur of the awardee’s death or termination by the Company without cause. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards – Time Vested Stock Awards” above.

(22)          Represents unvested TRSUs representing 6,400 shares of Common Stock awarded to Mr. McAndrew on April 19, 2013. Of the shares awarded, one-third vests on the first, second and third anniversaries of the award date, provided Mr. McAndrew is employed by the Company on the respective vesting dates, subject to the term and conditions of the 2011 Plan. Subsequent to February 1, 2014, 2,133 of the shares reflected in the table vested.

(23)          The amount shown represents the number of shares of Common Stock issuable to Mr. McAndrew pursuant to PRSUs awarded to him on May 1, 2012 based on the achievement of a performance measure at 93% of target for fiscal 2012. These shares will vest on the third anniversary of the award date, provided Mr. McAndrew is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 plan.

(24)          Awarded pursuant to the terms of PRSUs granted on April 19, 2013 under the Company’s 2011 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. McAndrew at target based upon the achievement of the performance targets for fiscal years 2013-2015. The PRSUs also provide for limited one-year “banking” opportunities in the event that the performance target for a fiscal year(s) in the three-year performance period is met. As a result of the Company’s results for fiscal 2013, Mr. McAndrew “banked” 25% of this PRSU award. Earned performance shares will vest following the third anniversary of the award date, provided Mr. McAndrew is employed on that date. See “Elements of Compensation Program – Long-Term Incentives – Equity Awards” above.

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Option Exercises and Stock Vested

The following table contains information about the number of shares acquired and value realized during fiscal 2013 upon the exercise or vesting of equity awards previously granted to each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Jane Elfers	—	—	25,181	(2)	$1,125,968
President and Chief			24,192	(3)	1,084,285
Executive Officer			33,334	(4)	1,514,197

Michael Scarpa			6,821	(5)	$366,219
Chief Operating Officer and
Chief Financial Officer

Natalie Levy	—	—	1,667	(6)	$88,676
Chief Merchandising Officer			1,168	(7)	62,132
			1,666	(8)	91,697
			2,666	(9)	124,636
			6,666	(10)	302,803

Gregory Poole	—	—	3,333	(11)	$192,381
Senior Vice President,
Global Sourcing

Jason McAndrew	—	—	2,400	(12)	$114,072
Chief Transformation Officer

Notes to the Option Exercises and Stock Vested Table

(1)          Represents the aggregate dollar amount realized based upon the fair market value of the Company’s Common Stock on the vesting date of each award.

(2)          Represents the second partial vesting of 100,725 shares of Common Stock granted to Ms. Elfers pursuant to a deferred stock award on March 28, 2011, 50% and 25% of which vested and were delivered to Ms. Elfers on the first and second anniversaries of the date of grant and 25% of which are deliverable to Ms. Elfers on the third anniversary of the date of grant, provided Ms. Elfers is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(3)         Represents the first partial vesting of 96,768 shares of Common Stock granted to Ms. Elfers pursuant to TRSUs awarded on March 30, 2012, 25% of which vested and were delivered on the first anniversary of the date of grant and 25% and 50% of which are deliverable to Ms. Elfers on the second and third anniversaries of the date of grant, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(4)          Represents the first partial vesting of 100,000 shares of Common Stock granted to Ms. Elfers pursuant to TRSUs awarded on April 20, 2012, one-third of which vested and were delivered on the first

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anniversary of the date of grant and one-third of which are deliverable to Ms. Elfers on the second and third anniversaries of the date of grant, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(5)          Represents the first partial vesting of 20,463 shares of Common Stock granted to Mr. Scarpa pursuant to TRSUs awarded on December 3, 2012, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Scarpa on the second and third anniversaries of the date of grant, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(6)          Represents the final partial vesting of 5,000 shares of Common Stock granted to Ms. Levy pursuant to a deferred stock award on June 1, 2010, one-third of which vested and were delivered to Ms. Levy on each of the first, second and third anniversaries of the date of grant.

(7)          Represents the final partial vesting of 3,500 shares of Common Stock earned by Ms. Levy pursuant to a performance-based stock award granted to Ms. Levy on June 1, 2010, one-third of which vested and were delivered to Ms. Levy on each of the first, second and third anniversaries of the date of grant.

(8)          Represents the final partial vesting of 5,000 shares of Common Stock granted to Ms. Levy pursuant to a deferred stock award on November 29, 2010, one-third of which vested and were delivered to Ms. Levy on the first, second and third anniversaries of the date of grant.

(9)          Represents the second partial vesting of 8,000 shares of Common Stock granted to Ms. Levy pursuant to a deferred stock award on April 15, 2011, one-third of which vested and were delivered on the first and second anniversaries of the date of grant and one-third of which are deliverable to Ms. Levy on the third anniversary of the date of grant, provided Ms. Levy is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(10)          Represents the first partial vesting of 20,000 shares of Common Stock granted to Ms. Levy pursuant to TRSUs awarded on April 20, 2012, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Ms. Levy on each of the second and third anniversaries of the date of grant, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(11)          Represents the first partial vesting of 10,000 shares of Common Stock granted to Mr. Poole pursuant to TRSUs awarded on October 1, 2012, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Poole on the second and third anniversaries of the date of grant, provided Mr. Poole is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(12)          Represents the first partial vesting of 7,200 shares of Common Stock granted to Mr. McAndrew pursuant to TRSUs awarded on May 1, 2012, one-third of which vested and were delivered to Mr. McAndrew on the first anniversary of the date of grant and one-third of which are deliverable on each of the second and third anniversaries of the date of grant, provided Mr. McAndrew is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

Deferred Compensation Plan

Eligible employees, including our NEOs, and our directors may elect annually to defer a portion of their salary, cash bonus, director fees and stock awards under The Children’s Place Retail Stores, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 80% of their salary, 100% of their cash bonus, 100% of their director fees and/or 100% of their stock awards

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payable in the following calendar year. At the option of the participant, these amounts may be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts is credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan, as determined by the Compensation Committee. Directors may elect to invest cash fees in Company stock. All stock awards are distributed in the form of shares of Company stock.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years. If a participant who is an employee of the Company separates from service prior to the elected commencement date for distributions and has not attained a combination of age and years of service to the Company equal to 55, then the deferred amounts will be distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question has attained a combination of age and years of service to the Company equal to 55 and has previously elected to do so on a timely basis, then the participant may receive the amounts in substantially equal annual installments over a period of up to fifteen years. If the participant is a director and separates from service prior to the elected commencement date for distributions, then the deferred amounts will be distributed immediately in a lump sum unless the recipient has elected on a timely basis to receive the amounts in substantially equal installments over a period of up to fifteen years. If the participant in question is a “specified employee” under the Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Code and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant which is demonstrated to the Compensation Committee.

CEO Employment Agreement

The Company and Jane Elfers, our President and Chief Executive Officer, are parties to an employment agreement dated December 2009, as amended (the “employment agreement”).

The following table summarizes the compensation paid to Ms. Elfers under her employment agreement in respect of fiscal 2013. The employment agreement requires Ms. Elfers’ continued employment for the payment of compensation and vesting of equity, and bases the performance-based annual cash bonuses and performance-based stock awards on pre-set financial criteria to be established by our Compensation Committee for purposes of Section 162(m) of the Code.

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Employment Agreement

Item of Compensation	Amount	Vesting Date for Equity Award
Base Salary	$ 1,100,000 paid
Performance-Based Cash Bonus	$ 1,399,200 paid (1)
PRSUs granted on February 4, 2013 (2)	107,310 shares earned	Earned shares vested in March 2014

Notes to Employment Agreement Table

(1)          Under the employment agreement, Ms. Elfers is eligible to receive an annual performance-based cash bonus award pursuant to the Company’s annual bonus plan. The threshold, target and maximum amounts of each annual bonus are equal to 50%, 120% and 240%, respectively, of Ms. Elfers’ base salary. The actual annual bonus is to be paid upon the achievement of a performance measure established by the Compensation Committee. As a result of the Company’s actual adjusted operating income performance in fiscal 2013 (approximately $110.4 million), Ms. Elfers received her cash bonus in respect of fiscal 2013 at 106% of target.

(2)          As provided in the employment agreement, on February 4, 2013 (the first business day of the Company’s 2013 fiscal year), the Company granted Ms. Elfers PRSUs having an aggregate value of $5 million on the date of grant (101,235 shares). Ms. Elfers is eligible to earn 50% (threshold) of the number of target shares of Common Stock and 200% (maximum) of the number of target shares of Common Stock, depending on actual results. As a result of the Company’s actual adjusted operating income performance in fiscal 2013 (approximately $110.4 million), Ms. Elfers earned these shares at 106% of target (107,310 shares), which shares vested on March 20, 2014.

As provided in the employment agreement, the Company granted to Ms. Elfers PRSUs having an aggregate value of $5 million on February 3, 2014 (98,367 shares) (the first business day of the Company’s 2014 fiscal year). These PRSUs will be earned by Ms. Elfers in the event that the Company achieves the performance target established by the Compensation Committee for our 2014 fiscal year ending January 31, 2015. These PRSUs may be earned by Ms. Elfers at threshold (50%), target (100%) or maximum (200%), and any earned shares will be delivered, if earned, in April 2017.

In certain circumstances, under the employment agreement, a number of PRSUs for the fiscal year in which certain events occur will accelerate and be delivered to Ms. Elfers prior to the time that the applicable performance target(s) are determined to have been achieved. These circumstances consist of the following: (i) termination of employment due to death or disability – if the applicable performance target(s) are achieved for the applicable fiscal year, Ms. Elfers (or her estate, as applicable), will receive a prorated number of performance shares for the fiscal year of termination based on such achievement, together with any earned, but undelivered, performance shares from prior fiscal years, (ii) termination of employment without cause or for good reason – if the applicable performance target(s) are achieved for the applicable fiscal year, Ms. Elfers will receive a number of performance shares for the fiscal year of termination based on such achievement, together with any earned, but undelivered, performance shares from prior fiscal years, and (iii) a change in control – Ms. Elfers will receive the target number of performance shares for the fiscal year in which a change in control occurs, together with any earned, but undelivered, performance shares from prior fiscal years. In the event the above circumstances occur after the time that the applicable performance target(s) have been determined to have been achieved, Ms. Elfers will receive the number of performance shares, if any, earned in the applicable fiscal year as a result of the achievement of a performance target(s), together with any earned, but undelivered, performance shares from prior fiscal years.

Set forth below is a summary of certain other terms contained in Ms. Elfers’ employment agreement.

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Board of Directors. Ms. Elfers is to be nominated for election to our Board of Directors pursuant to her employment agreement.

Benefits and Perquisites. During the term of her employment agreement, Ms. Elfers will be entitled to the perquisites described under the heading “Compensation Discussion and Analysis–Benefits and Perquisites” above and to participate in all employee benefit and perquisite plans, programs and arrangements offered by the Company as the Company generally makes available to senior executives of the Company from time to time (other than any severance plan or program).

Awards and Benefits. Under the employment agreement, Ms. Elfers is eligible to be granted equity awards in addition to those provided for in the employment agreement.

The bonus awards, equity awards, benefits and perquisites provided to Ms. Elfers under the employment agreement are to be on a basis which is no less favorable to Ms. Elfers than the most favorable basis on which such awards, benefits or perquisites are granted to any other senior executive officer of the Company, except for such awards, benefits or perquisites granted to any senior executive officer in connection with an initial hire or promotion or other grants not in the regular course.

Severance. Certain severance benefits are provided in the event of a termination of Ms. Elfers’ employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason or at the expiration of the term of her employment agreement due to the Company’s issuance of a non-renewal notice. In the event of such termination and subject to a release of claims against the Company by Ms. Elfers, Ms. Elfers will be entitled to receive (i) earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination; (ii) a lump sum cash payment of any annual bonus and other incentive compensation earned, but unpaid, for the most recent fiscal year ended prior to the date of termination; (iii) an amount equal to the sum of (a) two times her then current base salary and (b) two times the greater of (x) her target bonus or (y) the average of the immediately preceding two year’s annual bonuses earned by her (the greater of clause (x) or (y), the “bonus amount”), payable in cash in equal installments (the “severance payments”) over a period of 24 months following the date of termination (the “severance period”); (iv) a lump sum cash payment of a pro-rata portion of $1.2 million for the fiscal year in which her employment terminates; and (v) continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period not to exceed the expiration of the severance period.

Change in Control. In the event of a termination of Ms. Elfers’ employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason or at the expiration of the term of her employment agreement due to the Company’s issuance of a non-renewal notice that occurs, in any case, within two years following the occurrence of a change in control which constitutes a “change in control event” within the meaning of Treasury Regulation §1.409A- 3(i)(5)(i), in addition to the amounts and benefits described in clauses (i), (ii) and (iv) of the immediately preceding paragraph, but in lieu of the severance payments and the benefits described in clauses (iii) and (v) of the immediately preceding paragraph, Ms. Elfers will be entitled to a lump sum cash severance payment in an amount equal to three times the sum of her base salary and the bonus amount, and continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period of 36 months. If such a termination occurs within two years following the occurrence of a change in control which does not constitute a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5)(i), Ms. Elfers will receive the same benefits and amounts described above, but a portion of the change in control severance will be paid over the severance period rather than in a lump sum.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of the foregoing payments and benefits, the Company will not provide any tax gross-up to Ms. Elfers. Rather, Ms. Elfers will receive the greater of (i) the largest portion of the payments and benefits that are not subject to a “golden parachute” excise tax under Sections 280G and 4999 of the Code or (ii) the full amount of the

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payments and benefits, up to and including the total, if the net-after-excise tax amount retained by her would exceed the amount in clause (i) above.

Restrictions and Indemnification. During the term of her employment agreement and for a period of 12 months following the date of termination, Ms. Elfers will be subject to restrictions on competition with the Company. During the term of her employment agreement and for a period of 18 months following the date of termination, Ms. Elfers will be subject to restrictions on the solicitation of the Company’s employees, and of the Company’s vendors, distributors, manufacturers, lessors, independent contractors or agents for and on behalf of a competitive business. For all periods during and after the term of her employment agreement, Ms. Elfers will be subject to nondisclosure and confidentiality restrictions relating to the Company’s confidential information and trade secrets. Ms. Elfers’ employment agreement also contains indemnification provisions for claims that may arise in connection with Ms. Elfers’ service as President and Chief Executive Officer or as a Director of the Company.

Other Arrangements

The Company does not have any employment agreements with any of its NEOs (other than Ms. Elfers) or any other member of management. As is its practice, the Company and each of the NEOs (other than Ms. Elfers) and certain other members of management are parties to offer letters which establish certain terms of employment, including base salary, target bonus as a percentage of base salary, initial equity awards, and paid time off and other benefits. The compensation and benefits paid and provided to the applicable NEOs described in this Proxy Statement are as set forth in the applicable offer letter.

Change in Control Agreements

We have entered into change in control severance agreements with our NEOs (other than Ms. Elfers), certain other executives and other key employees that require us to make payments and provide benefits in the event of the termination of his or her employment without cause or for good reason occurring in connection with a change in control of the Company. We utilize these provisions in order to recruit and retain, including to obtain a long-term commitment to employment from, executives and key employees. We believe that appropriate severance arrangements will provide our executives with important incentives to remain employed with us and to concentrate on the Company’s business objectives in circumstances where a change in control of the Company becomes imminent.

Each of Ms. Levy and Messrs. Scarpa, Poole and McAndrew (as well as other executives and certain other key employees) has entered into separate change in control severance agreements, pursuant to which they are provided severance benefits upon a termination of employment in connection with a change in control. Pursuant to their change in control severance agreements, each of Ms. Levy and Messrs. Scarpa, Poole and McAndrew will receive severance benefits upon a termination of his or her employment by the Company without cause or by the executive for “good reason” within two years following a change in control.

The change in control severance agreement is for two years and then automatically renews for one year terms thereafter, unless the Company provides 90 days notice of its intent to terminate the agreement. Upon a termination of employment in connection with a change in control entitling them to benefits under the agreement, Ms. Levy, and Messrs. Scarpa, Poole and McAndrew are to receive a lump sum severance payment equal to the sum of their respective base salaries and the average of their respective actual bonuses payable for each of the previous three years, multiplied by, in the case of Ms. Levy and Mr. Scarpa, 2, and in the case of Messrs. Poole and McAndrew, 1.5. In addition, any vesting restrictions on the executive’s outstanding equity incentive awards will lapse immediately prior to the occurrence of a change in control, provided that in the case of performance-based equity incentive awards, if a change in control occurs on or prior to the date on which 50% of the applicable performance period has elapsed, only 50% of the target number of performance-based shares will vest and be delivered.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of any payments and benefits to be made and provided to an executive under the change in

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control severance agreements, the Company will not provide any tax gross-ups. Rather, the change in control severance agreements provide for the executives to receive the greater of (i) the largest portion of the payments and benefits that would result in no parachute excise tax under Sections 280G and 4999 of the Code, or (ii) the largest portion of the payments and benefits, up to and including the total, if the net after-excise-tax amount retained by the executive would exceed the amount in clause (i) above.

For purposes of the change in control severance agreements, the term “change in control” is defined as (i) the sale to any purchaser of (a) all or substantially all of the assets of the Company or (b) capital stock representing more than 50% of the stock of the Company entitled to vote generally in the election of directors, (ii) a merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving corporation is held by those who held such securities immediately prior to the transaction, (iii) if any person becomes the beneficial owners of securities representing more than 50% of the combined voting power of voting stock of the Company (or the subsidiary employing the executive) entitled to vote generally in the election of directors, or (iv) if the individuals (a) who, as of the date of the applicable agreement, constitute the Board and (b) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the original directors then still in office (the “Additional Original Directors”) and (c) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the original directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

Severance Guidelines and Offer Letters

Under the Company’s severance guidelines, and its offer letters with Ms. Levy and Messrs. Scarpa, Poole and McAndrew, upon a termination of employment (other than in connection with a change in control) of any of these NEOs by the Company without cause, the affected NEO(s) will receive severance in the form of salary continuation payments for a period which is the greater of the period provided under the Company’s severance guidelines in effect at the time of termination or 18 months, in the case of Ms. Levy or Mr. Scarpa, or 12 months, in the case of Messrs. Poole and McAndrew, provided that, in any event, the Company’s severance obligations will be automatically reduced by the amount of salary and other like annual remuneration received from employment or engagement as an independent contractor during the severance period. Receipt of severance payments is conditioned upon the execution and delivery by the affected NEO of an agreement containing a release of claims, a confidentiality agreement, and a non-solicitation and non-competition agreement for a period of time following termination equal to the severance period.

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Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each NEO upon termination of the NEO’s employment in certain circumstances, including in connection with a change in control of the Company, assuming that the triggering event occurred at year-end fiscal 2013.

Name and Principal Position	Termination Reason	Severance ($)		FY2013 / Bonus ($)	Payment of Deferred Stock and Time-Based RSUs ($)	Payment of Performance Shares ($)	Health & Welfare Benefits ($)	Total ($)
Jane Elfers	By Company without cause	$6,040,000	(a)	$1,320,000	$8,660,265	$4,798,869	$62,284	$20,881,418
President and	By Executive for Good Reason	6,040,000	(a)	1,320,000	8,660,265	4,798,869	62,284	20,881,418
Chief Executive Officer	Following Change in Control	8,460,000	(b)	1,320,000	8,660,265	4,798,869	93,426	23,332,560
	Death	–		1,320,000	8,660,265	4,798,869	14,761	14,793,895
	Disability	–		1,320,000	8,660,265	4,798,869	14,761	14,793,895

Michael Scarpa	By Company without cause	$1,084,616	(a)	–	–	–	$22,142	$1,106,758
Chief Operating Officer	By Executive for Good Reason	–		–	–	–	–	–
and	Following Change in Control	1,446,154	(b)	$1,446,154	$2,298,624	237,015	29,522	5,457,469
Chief Financial Officer	Death	–		795,000	2,298,624	237,015	–	3,330,639
	Disability	–		795,000	2,298,624	237,015	–	3,330,639

Natalie Levy	By Company without cause	$976,448	(a)	–	–	–	$22,142	$998,590
Chief Merchandising	By Executive for Good Reason	–		–	–	–		–
Officer	Following Change in Control	1,301,930	(b)	$1,041,544	$3,476,114	$824,812	22,142	6,666,542
	Death	–		556,288	1,369,314	824,812	–	2,750,414
	Disability	–		556,288	1,369,314	824,812	–	2,750,414

Gregory Poole	By Company without cause	$562,058	(a)	–	–	–	$14,761	$576,819
Senior Vice President,	By Executive for Good Reason	–		–	–	–	–	–
Global Sourcing	Following Change in Control	843,087	(b)	$632,315	$2,795,039	151,690	22,142	4,444,273
	Death	–		450,765	688,239	151,690	–	1,290,694
	Disability	–		450,765	688,239	151,690	–	1,290,694

Jason McAndrew	By Company without cause	$435,423	(a)	–	–	–	$14,761	$450,184
Chief Transformation	By Executive for Good Reason	–		–	–	–	–	–
Officer	Following Change in Control	653,135	(b)	391,881	$2,696,704	$386,809	22,142	4,150,671
	Death	–		297,900	589,904	386,809	–	1,274,613
	Disability	–		297,900	589,904	386,809	–	1,274,613

Notes to the Potential Payments Upon Termination or Change in Control Table

(a)	Paid by way of salary continuation.

(b)	Paid in a lump sum.
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Compensation of Directors

Compensation for the non-employee directors is set by the Board on the recommendation of the Compensation Committee. Compensation paid to the non-employee directors is in the form of cash retainer payments and a time-vested equity award pursuant to our 2011 Plan that provides for fixed annual grants.

In fiscal 2013, non-employee director compensation consisted of the following, as applicable:

Annual Retainer
Cash	$60,000
Equity Grant	A TRSU award having a fair market value of $100,000 ($140,000 in the case of the Company’s Chairman) on the first business day of the Company’s fiscal year
Additional Annual Retainer for the Chairman of the Board and Committee Chairs
Chairman	$100,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000
Additional Annual Retainer for the members of Committees
Audit Committee	$13,500
Compensation Committee	$ 7,500
Nominating & Corporate Governance Committee	$ 3,000

The Company also pays or reimburses directors for travel expenses relating to attending meetings of our Board, its committees and annual meetings of stockholders, and reimburses directors in an amount not to exceed $6,000 per year for attendance at director educational seminars. In addition, all directors are eligible to receive 15 discount cards for our merchandise in accordance with our employee merchandise discount policy, which they may distribute to their friends and family at their discretion.

Employee directors are paid for their services to the Company as employees and do not receive any additional compensation for serving on the Company’s Board. Accordingly, employee directors are not eligible for the annual retainer or other director fees.

The following table shows the compensation earned by each non-employee director in fiscal 2013.

Directors’ Compensation

	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)		TOTAL ($)
Norman Matthews	$170,500	$140,021	(3)	$310,521
Joseph Alutto	78,000	100,015	(4)	178,015
Robert Fisch (5)	26,518	-		26,518
Susan Patricia Griffith	67,500	100,015	(4)	167,515
Joseph Gromek	82,500	100,015	(4)	182,515
James Iannone (6)	73,500	100,015	(4)	173,515
Louis Lipschitz	101,500	100,015	(4)	201,515
Kenneth Reiss	73,500	100,015	(4)	173,515
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Notes to the Directors’ Compensation Table

(1)          Represents the aggregate dollar amount of all fees earned in cash for services as a Director.

(2)          Represents the stock award grant date fair value recognized for financial statement reporting purposes in accordance with the “Compensation – Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification. For more information see Note 3 – Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K. The fair value of TRSUs is defined as the closing price of the Company’s Common Stock on the grant date. Stock awards to those who have attained the age of retirement are subject to accelerated expensing for financial reporting purposes. Each of Dr. Alutto, and Messrs. Lipschitz, Gromek, Matthews and Reiss has reached retirement age, and consequently each stock award received by him is subject to accelerated vesting upon retirement from the Board unless otherwise waived by such director.

(3)          On February 4, 2013, this director was granted TRSUs representing 2,835 shares of Common Stock, which fully vested on February 1, 2014. See “Stock Ownership” – Stock Ownership of Directors and Executive Officers” below for information concerning the beneficial ownership of our Common Stock by our directors.

(4)          On February 4, 2013, this director was granted TRSUs representing 2,025 shares of Common Stock, which fully vested on February 1, 2014. See “Stock Ownership” – Stock Ownership of Directors and Executive Officers” below for information concerning the beneficial ownership of our Common Stock by our directors.

(5)          Resigned from the Board on March 27, 2013.

(6)          Resigned from the Board on January 22, 2014.

Deferral of Fees

Under the Company’s Deferred Compensation Plan discussed above, directors may elect to defer all or a part of their director fees and stock awards. The Deferred Compensation Plan permits members of the Board to invest deferred cash fees in the Company’s Common Stock. A director who elects to invest deferred cash fees in Common Stock will receive shares upon completion of the deferral period.

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STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of Common Stock of each director, each director nominee, each of the NEOs appearing in the Summary Compensation Table, and the directors and executive officers (including the NEOs) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Company stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the scheduled vesting of an equity award or the exercise of a stock option.

NAME OF BENEFICAL OWNER (1)	SHARES BENEFICIALLY OWNED (2)
Norman Matthews (3)	75,585
Joseph Alutto (4)	37,563
Jane Elfers (5)	304,185
Susan Patricia Griffith (6)	2,918
Joseph Gromek (7)	11,905
Louis Lipschitz (8)	27,927
Kenneth Reiss (9)	3,507
Susan Sobott	0
Michael Scarpa (10)	14,517
Natalie Levy (11)	24,114
Jason McAndrew (12)	6,134
Gregory Poole (13)	2,133
All directors and executive officers as a group (15 persons)	548,854

Notes to the Stock Ownership Table

(1)          Information about Common Stock holdings in the above table and in these footnotes is as of April 15, 2014. Unless stated otherwise in these notes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

(2)          At April 15, 2014, each person named in the table beneficially owned less than 1.0% of the outstanding Common Stock, other than Ms. Elfers who beneficially owned approximately 1.4% of the outstanding Common Stock. The directors and executive officers as a group beneficially owned approximately 2.5% of the outstanding Common Stock.

(3)          Does not include 2,755 shares of Common Stock granted on February 2, 2014, pursuant to TRSUs not yet vested. Does include 17,820 shares of Common Stock credited to Mr. Matthews’ deferral account under the Company’s Nonqualified Deferred Compensation Plan. Mr. Matthews has no voting or dispositive power over shares credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan.

(4)          Includes 15,000 shares of Common Stock issuable to Dr. Alutto upon exercise of outstanding stock options exercisable within 60 days of April 15, 2014. Does not include 1,968 shares of Common Stock granted on February 2, 2014 pursuant to TRSUs not yet vested. Does include 7,831 shares of Common Stock credited to Dr Alutto’s deferral account under the Company’s Nonqualified Deferred Compensation Plan. Dr.

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Alutto has no voting or dispositive power over shares of Common Stock credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan.

(5)          Does not include 81,718 shares of Common Stock granted pursuant to TRSUs not yet vested.

(6)          Does not include 1,968 shares of Common Stock granted on February 2, 2014 pursuant to TRSUs not yet vested.

(7)          Does not include 1,968 shares of Common Stock granted on February 2, 2014 pursuant to TRSUs not yet vested.

(8)          Includes 15,000 shares of Common Stock issuable to Mr. Lipschitz upon exercise of outstanding stock options exercisable within 60 days of April 15, 2014. Does not include 1,968 shares of Common Stock granted on February 2, 2014 pursuant to TRSUs not yet vested.

(9)          Does not include 1,968 shares of Common Stock granted on February 2, 2014 pursuant to TRSUs not yet vested.

(10)         Does not include 33,642 shares of Common Stock granted to Mr. Scarpa pursuant to TRSUs not yet vested and 2,500 shares of Common Stock earned pursuant to PRSUs not yet vested.

(11)         Does not include 53,333 shares of Common Stock granted to Ms. Levy pursuant to TRSUs not yet vested and 13,660 shares of Common Stock earned pursuant to PRSUs not yet vested.

(12)         Does not include 46,677 shares of Common Stock granted to Mr. McAndrew pursuant to TRSUs not yet vested and 6,064 shares of Common Stock earned pursuant to PRSUs not yet vested.

(13)         Does not include 50,934 shares of Common Stock granted to Mr. Poole pursuant to TRSUs not yet vested and 1,600 shares of Common Stock earned pursuant to PRSUs not yet vested.

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Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock as of April 15, 2014.

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENT OF CLASS
Royce & Associates, LLC (1)	2,361,300	10.71%
BlackRock, Inc. (2)	2,323,581	10.54%
AllianceBernstein L.P. (3)	1,393,692	6.32%
The Vanguard Group, Inc. (4)	1,325,303	6.01%

Notes to the Stock Ownership of Certain Beneficial Owners Table

(1)          According to a Statement on Schedule 13G filed with the SEC on January 7, 2014, as of December 31, 2013, Royce & Associates, LLC, a New York limited liability company with an address of 745 Fifth Avenue, New York, New York, 10151, had sole voting power and dispositive power with respect to 2,361,300 shares. According to the Schedule 13G, various accounts managed by Royce & Associates, LLC, have the right to receive or the power to direct the receipt of the proceeds from the sale of the shares. The interest of one account, Royce Special Equity Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, amounted to 2,100,000 shares, or 9.53%, of the total shares outstanding.

(2)          According to a Statement on Schedule 13G filed with the SEC on January 10, 2014, as of December 31, 2013, BlackRock, Inc., a Delaware corporation with an address of 40 East 52nd Street, New York, New York 10022, had sole voting power with respect to 2,248,496 shares and sole dispositive power with respect to 2,323,581 shares. According to the Schedule 13G, various persons have the right to receive or the power to direct the receipt of the proceeds from the sale of the shares, but no such person’s interest in the shares is in excess of five percent of the Company’s Common Stock.

(3)          According to a Statement on Schedule 13G filed with the SEC on February 11, 2014, as of December 31, 2013, AllianceBernstein L.P., a Delaware limited partnership with an address of 1345 Avenue of the Americas, New York, New York 10105, had sole voting power with respect to 1,192,182 shares and sole dispositive power with respect to 1,393,692 shares.

(4)          According to a Statement on Schedule 13G filed with the SEC on February 12, 2014, as of December 31, 2013, The Vanguard Group, Inc., a Pennsylvania corporation with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania, 19335, had sole voting power with respect to 35,315 shares, sole dispositive power with respect to 1,291,388 shares, and shared dispositive power with respect to 35,915 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons owning more than 10% of a class of the Company’s stock to file reports with the SEC and the NASDAQ Stock Market regarding their ownership of the Company’s stock and any changes in such ownership. The Company undertakes to file such reports on behalf of its directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company’s review of copies of these reports and executive officer and director certifications, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with during fiscal 2013, except for three Form 4’s (each representing one transaction) for Ms. Levy and Messrs. Low and Poole which reported February 15, 2013 TRSU grants one business day late.

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Certain Relationships and Related Transactions

The Company has a long-standing policy prohibiting its directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct, which is in writing and has been adopted by the Board.

The Nominating and Corporate Governance Committee approves all related person transactions, including related person compensation arrangements. Pursuant to the Company’s Related Person Transactions Policy, each related person is responsible for notifying the Company’s legal department of any potential related party transaction in which such person, or any member of his or her immediate family, may be directly or indirectly involved as soon as he or she becomes aware of such a transaction. The Nominating and Corporate Governance Committee is provided the details of the transaction and will determine whether to approve the transaction taking into consideration, among other things, (i) whether the terms of the transaction are fair to the Company and are comparable to the terms that would exist in a similar transaction with an unaffiliated third party, (ii) whether there are business reasons for the Company to enter into the transaction, (iii) whether the transaction would impair the independence of a non-management director and (iv) whether the transaction would present or create the appearance of an improper conflict of interest for any related person, taking into account the size of the transaction and the direct or indirect nature of the interest of the related person in the transaction. In addition, the Nominating and Corporate Governance Committee reviews all on-going related person transactions on at least an annual basis to ensure that such transactions are being pursued in accordance with the understandings made at the time such transactions were originally approved and if any changes should be pursued.

Based on the Company’s review of its transactions, there were no transactions considered to be a related person transaction during fiscal 2013.

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PROPOSALS REQUIRING YOUR VOTE

The following six proposals will be presented at the Annual Meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 5 and 6.

PROPOSAL 1: ELECTION OF THREE CLASS II DIRECTORS.

The Company’s Charter currently provide for a “classified” Board comprised of three classes, designated Classes I, II and III, whose members serve staggered three-year terms. Class I directors were last elected at the Company’s 2013 Annual Meeting of Stockholders, Class II directors were last elected at the Company’s 2011 Annual Meeting of Stockholders and Class III directors were last elected at the Company’s 2012 Annual Meeting of Stockholders. Class II directors are to be elected at this year’s Annual Meeting and will serve for a three-year term, extending until the third succeeding Annual Meeting, and in each case until their successors are duly elected and qualified.

The Board has nominated Joseph Alutto, Joseph Gromek and Susan Sobbott for election as Class II directors at the Annual Meeting. Dr. Alutto and Mr. Gromek currently serve as Class II directors of the Company. Ms. Sobbott is a nominee for election as a Class II director of the Company. If you elect these three nominees, they will hold office until the annual meeting of stockholders to be held in the Spring of 2017 or until their successors have been elected and qualified. As discussed in greater detail below in “Proposal 4: Adoption and Approval of an Amendment to our Charter to Declassify Our Board of Directors and to Provide for the Annual Election of Directors,” this will be true whether or not stockholders approve Proposal 4 to declassify the Board.

Biographical information regarding the nominees and information regarding the qualifications of the nominees appears under the heading “Governance of the Company - Board Nominees” in this Proxy Statement.

The Board of Directors recommends a vote FOR the three nominees for Class II director listed above.

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PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We are asking you to ratify the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for fiscal 2014. BDO USA, LLP has audited the accounts of the Company since October 2007. The Board considers it desirable to continue the services of BDO USA, LLP.

The fees billed or expected to be billed by BDO USA, LLP for professional services rendered to the Company during fiscal 2013 and 2012 are set forth below.

BDO USA, LLP Fees
(in thousands)

	Fiscal 2013	Fiscal 2012
Audit Fees	$1,207	$1,333
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,207	$1,333

Audit Fees

These amounts represent fees billed or expected to be billed by BDO USA, LLP for professional services rendered for the audits of the Company’s annual financial statements for fiscal 2012 and fiscal 2013 and the effectiveness of its internal controls over financial reporting as of February 2, 2013 and February 1, 2014, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related, Tax or Other Fees

None.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. During fiscal 2012 and fiscal 2013, all audit-related fees were pre-approved by the Audit Committee.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the stockholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its charter.

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The Board of Directors recommends a vote FOR the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2014.

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY”).

As discussed under the heading “Executive Compensation - Compensation Discussion and Analysis” above, the Company’s executive compensation program is designed to attract, retain and motivate the performance of the executive management talent who are expected to advance both the short-term and long-term interests of our stockholders. Additionally, the Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is tied to performance of the Company.

For these reasons and the others described elsewhere in this Proxy Statement, the Board recommends that, on an advisory basis, the Company’s stockholders vote in favor of approving the compensation of the NEOs as described in the narrative disclosure, tables and footnotes contained in this Proxy Statement (including under the heading “Executive Compensation - Compensation Discussion and Analysis” and in the Summary Compensation Table for fiscal 2013).

The Board recommends approval of the following resolution:

“RESOLVED, that, on an advisory basis, the stockholders approve the compensation of the Company’s named executive officers for the fiscal year ended February 1, 2014, as disclosed in the Company’s Proxy Statement for fiscal 2013 pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The above “Say on Pay” vote is an advisory vote only and is not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee will consider, in their discretion, the result of the “Say on Pay” vote in future compensation decisions for NEOs. The next “Say on Pay” vote will be held at our 2015 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the resolution approving, on an advisory basis, the compensation of the Company’s NEOs as described in this Proxy Statement.

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PROPOSAL 4: ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CHARTER TO DECLASSIFY OUR BOARD OF DIRECTORS AND TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

We are asking you to adopt and approve an amendment to our Charter to declassify our Board and to provide for the annual election of directors. The Board believes that this amendment is advisable and in the best interests of our stockholders. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously approved the proposed amendment and recommends that the Company’s stockholders adopt and approve the proposed amendment.

Our Charter currently provides that the Board is to be divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. Any additional director of any class elected to fill a newly created Board seat or vacancy in that class holds office for a term that coincides with the remaining term of that class.

Although the Board has long believed that a classified Board is in the best interests of our Company, our stockholders and our long-term value creation, in developing this proposal, the Board (including the members of the Nominating and Corporate Governance Committee) considered the growing sentiment, particularly in the institutional investor community, in favor of annual elections and believes that the Board would continue to be effective in protecting stockholder interests under an annual election system. In this regard, the Board recognizes that many investors and commentators believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies.

If this amendment to our Charter is adopted and approved by our stockholders, the declassification of our Board would be phased in commencing with the 2015 annual meeting of stockholders, and would result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2017 annual meeting of stockholders.

The amendment to our Charter would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendments (including directors elected at this Annual Meeting). Accordingly, the three-year term for directors elected at the 2012 annual meeting of stockholders will expire at the 2015 annual meeting of stockholders, the three-year term for directors elected at the 2013 annual meeting of stockholders will expire at the 2016 annual meeting of stockholders, and the three-year term for directors elected at this Annual Meeting will expire at the 2017 annual meeting of stockholders.

The table below summarizes the implementation of the declassification of our Board pursuant to the proposed amendment:

Annual Meeting Year	Length of Term for Directors Elected	Year that Term Would Expire
2014	Three years	2017
2015	Two years	2017
2016	One year	2017
2017 and thereafter	Annual election	One year later

This description of the proposed amendment to our Charter to declassify the Board is a summary only and is qualified by and subject to the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A. Additions of text to our Charter contained in Appendix A are indicated by underlining and deletions of text are indicated by strike-outs.

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If the above-described amendment to our Charter is approved by our stockholders, the Board will amend and restate our Charter to reflect the revisions set forth in Appendix A, and the resulting Charter will be filed with the Delaware Secretary of State. If the proposed amendment is not adopted and approved, our Board will remain classified.

The affirmative vote of at least a majority of the shares of our common stock outstanding on the record date is required for the approval of this proposal to amend our Charter.

The Board of Directors recommends a vote FOR the amendment to our Charter to declassify the Board of Directors.

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PROPOSAL 5:   ADOPTION AND APPROVAL OF AMENDMENTS TO OUR CHARTER TO PERMIT STOCKHOLDERS TO REMOVE DIRECTORS WITH OR WITHOUT CAUSE AND TO PROVIDE THAT SUCH REMOVAL PROVISION MAY BE AMENDED BY A VOTE OF STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK.

We are asking you to adopt and approve amendments to our Charter to permit stockholders to remove directors with or without cause and to provide that such removal provision may be amended by a vote of stockholders holding a majority of the issued and outstanding shares of Common Stock.

The Board, upon recommendation of the Nominating and Corporate Governance Committee, has unanimously approved proposed amendments to our Charter to permit stockholders to remove directors with or without cause and to provide that such removal provision may be amended by stockholders holding a majority of the issued and outstanding shares of Common Stock. The Board recommends that the Company stockholders adopt and approve the proposed amendments. Under Delaware law, stockholders may only remove directors of corporations with classified boards “for cause.” Accordingly, our directors are currently removable only “for cause” by the affirmative vote of the holders of a majority of the shares of the Company entitled to vote at an election of directors, and our stockholders are currently precluded from removing any director from office without cause. If the proposed amendments to our Charter are approved, our Charter would be amended to provide that (i) until the 2017 annual meeting of stockholders, a director may be removed by the stockholders only “for cause” and that following the 2017 annual stockholder meeting (at which point the Board will be fully declassified), a director may be removed by our stockholders, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Company entitled to vote at an election of directors and (ii) such removal provision may be amended by a vote of stockholders holding a majority of the issued and outstanding shares of Common Stock.

This description of the proposed amendments to our Charter referred to above is a summary only, and is qualified by and subject to the full text of the proposed amendments, which are attached to this Proxy Statement as Appendix B. Additions of text to our Charter contained in Appendix B, are indicated by underlining and deletions of text are indicated by strike-outs.

The proposal to amend our Charter to permit stockholders to remove directors with or without cause and to provide that such removal provision may be amended by stockholders holding a majority of the issued and outstanding shares of Common Stock will be voted on as one proposal; stockholders may not approve one provision and vote against the other provision under the proposal. Further, this proposal 5 is conditioned upon the approval of Proposal 4 by stockholders.

If the above-described amendments to our Charter are approved by our stockholders, the Board will amend and restate our Charter to reflect the revisions set forth in Appendix B, and the resulting Charter will be filed with the Delaware Secretary of State. If the proposed amendments are not adopted and approved, the matters reflected in Appendix B will not go into effect.

As provided in our Charter, the affirmative vote of at least 75% of the shares of our common stock outstanding on the record date is required for the approval of this proposal to amend our Charter.

The Board of Directors recommends a vote FOR the amendments to our Charter described in this Proposal 5.

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PROPOSAL 6:   ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CHARTER TO CHANGE OUR NAME TO “THE CHILDREN’S PLACE, INC.”

We are asking you to adopt and approve an amendment to our Charter to change our corporate name to “The Children’s Place, Inc.” The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously approved the proposed amendment and recommends that the Company’s stockholders adopt and approve the proposed amendment.

In recognition of the significant progress we have made on our channel expansion growth initiative over the past few years, our Board and senior management have determined that our name should change from “The Children’s Place Retail Stores, Inc.” to “The Children’s Place, Inc.” This change will better reflect our strategic positioning as a leading multi-channel, global children’s brand. With our focus on growth in e-Commerce, international markets and our wholesale channel, the name change will better reflect our diversified business model.

The full text of the proposed amendment to change our corporate name is attached to this proxy statement as Appendix C.

If the proposal to amend our Charter to change our corporate name is approved by our stockholders, the Board will amend and restate our Charter to reflect that change as set forth in Appendix C, and the resulting Charter will be filed with the Delaware Secretary of State.

The affirmative vote of at least a majority of the shares of our common stock outstanding on the record date is required for the approval of this proposal to amend our Charter.

The Board of Directors recommends a vote FOR the amendment to our Charter to change our name to “The Children’s Place, Inc.”

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STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative stockholder return on our Common Stock with the return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade. The graph and the second table below assume that $100 was invested on January 31, 2009 in each of our Common Stock, the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade. The first table below sets forth the closing price of our Common Stock and the closing indices for the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade on the last day of certain of our fiscal years.

	2008	2009	2010	2011	2012	2013
The Children’s Place---“PLCE”	18.81	31.80	42.27	50.05	49.53	52.67
CRSP Total Return Index for the NASDAQ Stock Market (US Companies)	400.52	579.46	742.93	1,011.63	1,163.28	1,518.35
CRSP Total Return Index for the NASDAQ Retail Trade	312.13	463.16	577.48	699.42	827.44	912.91

The table below assumes that $100 was invested on January 31, 2009 (end of fiscal 2008) in each of our common stock, the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade.

	2008	2009	2010	2011	2012	2013
The Children’s Place---“PLCE”	100.00	169.06	224.72	266.08	263.32	280.01
CRSP Total Return Index for the NASDAQ Stock Market (US Companies)	100.00	145.97	185.00	198.45	228.70	298.60
CRSP Total Return Index for the NASDAQ Retail Trade	100.00	148.40	185.00	224.09	265.09	292.48
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OTHER INFORMATION

Future Stockholder Proposals

Under the rules of the SEC, if you wish us to include a proposal in the Proxy Statement for next year’s Annual Meeting, we must receive it no later than Sunday, December 21, 2014.

Under the Company’s By-laws, if you wish to submit a proposal for consideration at next year’s annual meeting of stockholders, the Secretary of the Company must receive your proposal at least 45 days but not more than 60 days prior to the date of that annual meeting of stockholders; provided, however, that in the event less than 55 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Secretary of the Company must receive your proposal no later than the close of business on the tenth day following the date on which notice of the date of the meeting is mailed or public disclosure is made, whichever first occurs. Your proposal also must comply with certain information requirements set forth in the Company’s By-laws. You may obtain a copy of our By-laws from the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting of stockholders other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.

Nominations for Director

Nominations for directors of the Company may be made at an annual meeting of stockholders by the Board or by any stockholder of the Company who complies with the information and timely notice requirements of the Company’s By-laws. In addition, the Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in writing if such candidates meet our criteria for Board membership. The deadline for nominations for next year’s annual meeting of stockholders is the same as described above under “Future Stockholder Proposals”.

Cost and Methods of Soliciting Proxies

We pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained MacKenzie Partners, Inc. to perform proxy solicitation services for us, involving conducting bank/broker search, distributing proxy solicitation materials to stockholders, providing information to stockholders from the materials, and soliciting proxies by mail, courier, telephone, facsimile and e-mail. In connection with its retention, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services upon request. We will pay a fee of approximately $12,000 to MacKenzie Partners, Inc. plus out-of-pocket expenses for these services.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement and annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing, calling or emailing as follows: Investor Relations, The Children’s Place Retail Stores, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094, telephone number (201) 558-2400 ext. 14500 and email investor-relations@childrensplace.com. If you want to receive separate copies of the annual report or Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address, phone number or email address.

Available Information

The Company’s web site address is http://www.childrensplace.com. The information contained on the Company’s web site is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its internet web site, its annual reports on Form 10-K, its quarterly

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reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company’s web site are the Company’s Code of Business Conduct and Corporate Governance Guidelines and the charters of the Committees of the Board. Hard copies of these materials are also available free of charge from the Company’s Investor Relations department.

Other Business

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the Annual Meeting other than those set forth herein, and we know of no additional matters that will be presented by others.

By order of the Board of Directors,

Bradley P. Cost
Senior Vice President, General Counsel and Secretary

The Children’s Place Retail Stores, Inc.

500 Plaza Drive

Secaucus, New Jersey 07094

April 21, 2014

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Appendix A

Proposed Amendment to our CHARTER TO declassify our Board of Directors and provide for the annual election of directors.

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
THE CHILDREN’S PLACE RETAIL STORES, INC.

ARTICLE FIVE

The following provisions (labeled clauses (i), (ii), (iii) and (iv)) shall together constitute the “first paragraph” of this ARTICLE FIVE:

(i)      The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than three nor more than 12 and the exact number shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office; provided, however, that such maximum number of directors may be increased from time to time to reflect the rights, if any, of holders of Preferred Stock to elect directors in accordance with the terms of the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares of Preferred Stock. The number of directors may be increased or decreased only by action of the Board of Directors.

(ii)      Until the annual meeting of stockholders to be held in 2017, the directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders of the Corporation to be held in 1998; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders of the Corporation to be held in 1999; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2000, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation held prior to the annual meeting of stockholders in 2015, the successors of the class of directors whose terms expire at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election and until their successors are elected and qualified. At the annual meetings of stockholders to be the annual meeting held in 2015 and 2016, directors elected to succeed those directors whose terms then expire shall be elected at such meeting to hold office for a term expiring at the annual meeting of stockholders to be held in 2017 and shall hold office until their respective successors are duly elected and qualified, subject to their earlier death, resignation, retirement or removal from service as a director.

A-1

(iii)     Commencing with the annual meeting of stockholders to be held in 2017, the classification of the Board of Directors set forth in clause (ii) above shall cease. At the annual meeting of stockholders to be held in 2017 and at each annual meeting of stockholders thereafter, each nominee for director shall stand for election to a one-year term expiring at the next annual meeting of stockholders and shall hold office until their respective successors are duly elected and qualified, subject to their earlier death, resignation, retirement or removal from service as a director.

~~(i)~~(iv)     Election of directors of the Corporation need not be by written ballot unless requested by the Chairman of the Board of Directors or by the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors and present in person or represented by proxy at a meeting of the stockholders at which directors are to be elected.

A-2

Appendix B

PROPOSED AMENDMENT TO OUR CHARTER TO PERMIT STOCKHOLDERS TO REMOVE DIRECTORS WITH OR WITHOUT CAUSE AND TO PROVIDE THAT SUCH REMOVAL PROVISION MAY BE AMENDED BY STOCKHOLDERS HOLDING A MAJORITY OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK.

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
THE CHILDREN’S PLACE RETAIL STORES, INC.

ARTICLE THIRTEEN

~~Subject~~Prior to the annual meeting of stockholders to be held in 2017, subject to the rights, if any, of the holders of any Preferred Stock to elect additional directors or to remove directors so elected, a duly elected director of the Corporation may be removed from such position by the stockholders only for cause and only in the manner specified in this Article Thirteen. ~~Any such removal~~From and after the annual meeting of stockholders to be held in 2017, the stockholders may remove any duly elected director of the Corporation with or without cause in the manner specified in this Article Thirteen. Any of the foregoing removals by stockholders may be effected only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors, voting as a single class. Except as may be provided by applicable law, cause for removal will be deemed to exist only if the director whose removal is proposed has been convicted of a felony or adjudicated by a court of competent jurisdiction to be liable to the Corporation or its stockholders for misconduct as a result of (a) a breach of such director’s duty of loyalty to the Corporation, (b) any act or omission by such director not in good faith or which involves a knowing violation of law or (c) any transaction from which such director derived an improper personal benefit, and such conviction or adjudication is no longer subject to direct appeal.

ARTICLE FIFTEEN

Any amendment, alteration, change or repeal of any provision contained in (i) the second paragraph of Article Five or in Article Six, Seven, Eight, Nine, Ten ~~or Thirteen~~ or this Article Fifteen of this Certificate of Incorporation, and (ii) prior to the annual meeting of stockholders to be held in 2017, Article Thirteen of this Certificate of Incorporation, or the adoption of any provision inconsistent therewith, may be effected only by the affirmative vote of the holders of 75% of the voting power of the outstanding shares of stock entitled to vote in the election of directors, voting as a single class, and all rights conferred on stockholders herein are granted subject to any provision of the General Corporation Laws of the State of Delaware, as amended.

B-1

Appendix C

Proposed Amendment to our CHARTER to CHANGE THE cOMPANY’S NAME TO “THE CHILDREN’S PLACE, INC.”

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
THE CHILDREN’S PLACE RETAIL STORES, INC.

ARTICLE ONE

The name of the corporation is THE CHILDREN’S PLACE ~~RETAIL STORES~~, INC. (the “Corporation”).

ANNUAL MEETING OF STOCKHOLDERS OF

THE CHILDREN’S PLACE RETAIL STORES, INC.

June 4, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00000333033303030000 8	060414

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
The Board of Directors recommends a vote “FOR” each of the nominees for director.
1.	To elect the persons listed below to serve as Class II directors of The Children’s Place Retail Stores, Inc. for a three-year term and in each case until his or her successor is duly elected and qualified.

			FOR	AGAINST	ABSTAIN
	Joseph Alutto	Class II Director	☐	☐	☐
	Joseph Gromek	Class II Director	☐	☐	☐
	Susan Sobbott	Class II Director	☐	☐	☐
The Board of Directors recommends a vote “FOR” proposals 2 through 6.

2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of The Children’s Place Retail Stores, Inc. for the fiscal year ending January 31, 2015.		☐	☐	☐
3.	To approve, by non-binding vote, executive compensation as described in the proxy statement.		☐	☐	☐
4.	To approve an amendment to The Children’s Place Retail Stores, Inc. Amended and Restated Certificate of Incoporation to declassify the Board of Directors and provide for the annual election of directors.		☐	☐	☐
5.	To approve amendments to the Amended and Restated Certificate of Incorporation of The Children’s Place Retail Stores, Inc. to permit stockholders to remove directors with or without cause, and related matters.		☐	☐	☐
6.	To approve an amendment to the Amended and Restated Certificate of Incorporation of The Children’s Place Retail Stores, Inc. to change our name to “The Children’s Place, Inc.”		☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. [If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations for Proposal 2 as specified above. This Proxy will not otherwise be voted on any of the other matters to be voted on at the meeting.]

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

THE CHILDREN’S PLACE RETAIL STORES, INC.

June 4, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT on Tuesday, June 3, 2014.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00000333033303030000 8	060414

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
The Board of Directors recommends a vote “FOR” each of the nominees for director.
1.	To elect the persons listed below to serve as Class II directors of The Children’s Place Retail Stores, Inc. for a three-year term and in each case until his or her successor is duly elected and qualified.

			FOR	AGAINST	ABSTAIN
	Joseph Alutto	Class II Director	☐	☐	☐
	Joseph Gromek	Class II Director	☐	☐	☐
	Susan Sobbott	Class II Director	☐	☐	☐
The Board of Directors recommends a vote “FOR” proposals 2 through 6.

2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of The Children’s Place Retail Stores, Inc. for the fiscal year ending January 31, 2015.		☐	☐	☐
3.	To approve, by non-binding vote, executive compensation as described in the proxy statement.		☐	☐	☐
4.	To approve an amendment to The Children’s Place Retail Stores, Inc. Amended and Restated Certificate of Incoporation to declassify the Board of Directors and provide for the annual election of directors.		☐	☐	☐
5.	To approve amendments to the Amended and Restated Certificate of Incorporation of The Children’s Place Retail Stores, Inc. to permit stockholders to remove directors with or without cause, and related matters.		☐	☐	☐
6.	To approve an amendment to the Amended and Restated Certificate of Incorporation of The Children’s Place Retail Stores, Inc. to change our name to “The Children’s Place, Inc.”		☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. [If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations for Proposal 2 as specified above. This Proxy will not otherwise be voted on any of the other matters to be voted on at the meeting.]

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 4, 2014:

The proxy statement and form of proxy distributed by the Board of Directors and the Company’s Form 10-K Annual Report for the fiscal year ended February 1, 2014 are available at http://www.childrensplace.com under the section “Investor Relations.”

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THE CHILDREN’S PLACE RETAIL STORES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE CHILDREN’S PLACE RETAIL STORES, INC.

The undersigned hereby appoints Michael Scarpa and Bradley P. Cost (the “Proxy Committee”), and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Children’s Place Retail Stores, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. to be held at the Company’s corporate headquarters located at 500 Plaza Drive, Secaucus, New Jersey 07094, on Wednesday, June 4, 2014, at 8:30 a.m., Secaucus New Jersey time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with no discretionary authority as to any other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

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